UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1/A
(Amendment No. 4)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Drewrys Brewing Company
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

2082
(Primary Standard Industrial Classification Code Number)

27-2153794
(I.R.S. Employer Identification Number)

Francis Manzo
5402 Brittany Drive, McHenry, IL 60050

815-575-4815
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

As soon as practicable after the effective date of this registration statement
(Approximate date of commencement of proposed sale to the public)

This is the initial public offering of the Company's common stock. There is no minimum amount of shares that must be sold in the offering, the net proceeds from this offering may be $(8,000) to $292,000 after expenses.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting Company" in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting Company ☒
(Do not check if a smaller reporting Company)

CALCULATION OF REGISTRATION FEE

Title of Each		Proposed	Proposed
Class of	Amount	Maximum	Maximum	Amount of
Securities to	to be	Offering Price	Aggregate	Registration
be Registered	Registered	Per Unit(1)	Offering Price	Fee(2)

Common Stock by Company	3,000,000	$0.10	$300,000	$34.83

(1)              The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)              Estimated solely for the purpose of calculating the registration fee based on Rule 457(o).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

There is no minimum amount of shares that must be sold in the offering. If we do not sell any shares, the Company will lose $8,000 in expenses. If the Company sells all the shares, the Company will net $292,000 after expenses.  If the Company sells only 50% of the shares (1,500,000 shares), the net proceeds will be $142,000.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is March __, 2012

Drewrys Brewing Company

3,000,000 SHARES OF COMMON STOCK

This registration statement constitutes the initial public offering of Drewrys Brewing Company’s common stock. Drewrys Brewing Company (“Drewrys”) is registering 3,000,000 shares of common stock at an offering price of $0.10 per share for a total amount of $300,000. The Company will sell the securities in $100 increments. There are no underwriters or broker dealers involved with the offering.

The Company is not a blank check company and we have no plans or intentions to be acquired or merge with an operating company. We also have no plans to change our management nor enter into change of control or similar transaction. In addition, Mr. Francis Manzo, our sole shareholder, has no plans to enter into a change of control or similar transaction or to change management.

The Company's sole officer and director, Mr. Francis Manzo, will be responsible for marketing and selling these securities. The Company will offer the securities on a “best efforts basis” and there will be no minimum amount required to close the transaction. If all the shares are not sold, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering which the Company estimates at $8,000. The offering price of $0.10 per share may not reflect the market price of the shares after the offering. The proceeds from the sale of the securities will be placed directly into the Company's account and there will not be an escrow account. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. The Company will pay all expenses incurred in this offering. There has been no public trading market for the common stock of Drewrys Brewing Company.

The offering will be closed at the earlier of 180 days after the registration statement becomes effective or all of the shares are sold in the offering.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is March __, 2012

SUMMARY OF OUR OFFERING

Drewrys Brewing Company has 9,000,000 shares of common stock issued and outstanding and is registering an additional 3,000,000 shares of common stock for offering to the public. The company plans to sell all 3,000,000 shares of common stock after this registration becomes effective. The price at which the company offers these shares is fixed at $0.10 per share for the duration of the offering.

Drewrys Brewing Company will receive all proceeds from the sale of the common stock.

3,000,000 shares of common stock are offered by the company.

Offering price per share by the company	The price, if and when the company sells the shares of common stock, is set at $0.10.

Number of shares outstanding before the offering of common shares	9,000,000 common shares are currently issued and outstanding.

Number of shares outstanding after the offering of common shares
12,000,000 common shares will be issued and outstanding after this offering is completed if all shares are sold.  If the offering is not fully subscribed, less than 12,000,000 will be outstanding after the offering. For example, if the Company sells 50% of the total offering of 3,000,000 shares of common stock, or 1,500,000 shares, the Company will have 10,500,000 shares of common stock issue and outstanding when the offering is concluded.

The minimum number of shares to be sold in this offering	None.

Market for the common shares
There is no public market for the common shares. The shares are being offered at $0.10 per share. Drewrys may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if Drewrys’ common stock is quoted or granted listing, a market for the common shares may not develop. If a market develops, the price of the shares in the market may be less than  the price of the shares being sold in this offering.

Use of proceeds
The Company intends to use the proceeds of this offering to complete the packaging design for our Drewrys brand, hiring  as-needed consultants to handle  our future brewing and production agreements  with contract brewers, making the required deposits with the contract brewer and packaging suppliers for finished product, and for a marketing plan to hire local distributors to promote our products.   The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $8,000, are being paid for by Drewrys. The net proceeds will be the gross proceeds from the offering less the expenses of $8,000. Therefore, if all shares are sold in the offering, the net proceeds will be $292,000 ($300,000 Gross proceeds - $8,000 expenses). If only 50% of the shares are sold, the net proceeds will be $142,000 ($150,000 gross less $8,000 of expenses). The proceeds will be used first for essential business operations (ex., SEC filings, auditing fees, etc.) and the remaining portion will be used to develop our Drewrys brand to final actual product production.. None of the proceeds will be paid to any existing shareholder, officer or director.

Termination of the offering
The offering will conclude at the earlier of when all 3,000,000 shares of common stock have been sold, or 180 days after this registration statement is declared effective by the Securities and Exchange Commission.

Terms of the offering
The Company's President, Chief Executive Officer, Sole Member of the Board of Directors Chief Financial Officer Principal Accounting Officer Secretary will sell the common stock upon effectiveness of this registration statement.

Risk Factors	You should read the "Risk Factors" section beginning on page 5 and consider these factors carefully before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this prospectus. Drewrys has not authorized anyone to provide you with information different from that which is contained in this prospectus. Drewrys is offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or of any sale of the common stock.

This summary provides an overview of selected information contained in this prospectus. It does not contain all the information that you should consider before making a decision to purchase the shares offered by Drewrys. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements.

SUMMARY INFORMATION ABOUT DREWRYS

Drewrys plans to create and market a line of low priced beers under the trademarked Drewrys brand name and craft beers under the trademarked Holihan brand name.  Depending upon the success of the Drewrys and Holihan brands, eventually other brand names would be created. Drewrys' first product will be a Drewrys branded beer.  The name DREWRYS was granted trademark status by the United States Patent and Trademark Office on August 10, 2010. Drewrys was a beer brand with a heritage dating back to 1878 that was distributed in the Great Lakes region of the United States and disappeared from production in the 1990’s.  The Company holds a trademark for the name HOLIHAN and was granted trademark status by the United States Patent and Trademark Office on September 7, 2010.  The Company also holds a trademark for CANADIAN ACE that was issued by the State of Illinois on November 2, 2011 .  Ownership of all of these trademarks was transferred to the Company from the previous owners, Aventura Beverages, Inc., Holihan/Van Houten, Inc. and/or Francis Manzo, the President of the Company.  Both Aventura Beverages, Inc. and Holihan/Van Houten, Inc. are entities wholly owned by Francis Manzo.

Drewrys plans to sell to distributors only, targeting select distributors that specialize in lower priced and craft beers which is a growing category of beer sales. The Company has identified four segments in the retail industry: Warehouse Club stores, grocery chain retailers, liquor/beer stores, and convenience store retailers. The Company will initially target sales through the liquor/beer stores and convenience stores segments with  distributors that the Company will eventually appoint.  The convenience store segment has the largest dollar share of all beer sales, and the “budget” category is second largest within that sales channel.  The budget beer category in the convenience store channel increased 3% and Microbrews/Craft beers grew 12.8% (As reported in the June 13, 2011 issue of Convenience Store News).  It is the convenience and liquor store channel we believe we have the greatest opportunity to attract new customers to our brands in a competitive marketplace.

As of the date of this prospectus, we have not generated any revenue from our business operations.

The Company's business and marketing plans have not been completed and are subject to change.

The Company's auditors have raised substantial doubt as to the Company's ability to continue as a going concern.

Our business and registered office is located at the residence of our President, Mr. Francis Manzo, located at 5402 Brittany Drive, McHenry, IL 60050. Our contact number is 815-575-4815.

As of September 30,  2011, Drewrys had $100 of cash on hand in the corporate bank account. The Company currently has incurred liabilities of $10,098 as of September 30,  2011. The Company anticipates incurring costs associated with this offering totaling approximately $8,000.

The following financial information summarizes the more complete historical financial information found in the audited financial statements of the Company filed with this prospectus.

SUMMARY FINANCIAL DATA

The following summary financial data should be read together with our financial statements and the related notes and "Management's Discussion and Analysis or Plan of Operation" appearing elsewhere in this prospectus. The summary financial data is not intended to replace our financial statements and the related notes. Our historical results are not necessarily indication of the results to be expected for any future period.

BALANCE SHEET	AS OF SEPTEMBER 30, 2011	AS OF DECEMBER 31, 2010
Total Assets	$1,160	$1,160
Total Liabilities	$10,098	$6,950
Shareholder's Equity/(Deficit)	$(8,938)	$(5,790)

	FOR THE NINE MONTHS ENDED S EPTEMBER 30, 2011 (unaudited)	PERIOD FROM INCEPTION (OCTOBER 11, 2010) TO DECEMBER 31, 2010
OPERATING DATA
Revenue	$0	$0
Net Loss	$5,048	$8,399
Net Loss Per Share *	$0.000	-

* Diluted loss per share is identical to basic loss per share as the Company has no potentially dilutive securities outstanding.

As indicated in the financial statements accompanying this prospectus, Drewrys has had no revenue to date and has incurred only losses since inception. The Company has had no operations and has been issued a "going concern" opinion from their auditors, based upon the Company's reliance upon the sale of our common stock as the sole source of funds for our future operations.

DESCRIPTION OF PROPERTY

The company does not own any real estate or other properties. The company's office is located at 5402 Brittany Drive, McHenry, Illinois 60050. The business office is located at the residence of Francis Manzo, the CEO, of the company at no charge.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed.

The Company considers the following to be the material risks for an investor regarding this offering. Drewrys should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of your entire investment. Please consider the following risk factors before deciding to invest in our common stock.

RISKS RELATED TO OUR FINANCIAL CONDITION AND CAPITAL REQUIREMENTS

AUDITOR'S GOING CONCERN

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE ABILITY OF DREWRYS BREWING COMPANY TO CONTINUE ITS OPERATIONS AS A GOING CONCERN

In their audit report for the period ending December 31, 2010 and dated March 29, 2011, our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our sole officer may be unwilling or unable to loan or advance any additional capital to Drewrys Brewing Company, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the development of our business and marketing plans. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See the “December 31, 2010’ Audited Financial Statements - Auditors Report". Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern, it may be more difficult to attract investors.

SINCE DREWRYS ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO GENERATING A PRODUCT FOR SALE, IT MAY NEVER ACHIEVE PROFITABILITY AND IF THE COMPANY CAN NOT ACHIEVE PROFITABILITY OR RAISE ADDITIONAL CAPITAL, IT MAY FAIL RESULTING IN A COMPLETE LOSS OF YOUR INVESTMENT

The Company must complete the business and marketing plans before any product and packaging development can start.

There is no history upon which to base any assumption as to the likelihood that the Company will be successful in creating a product. We cannot provide investors with any assurance that if we create a craft or lower-priced budget beer product, that we will be successful in attracting customers and have the ability to generate any revenue. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

OUR BUSINESS WILL FAIL IF WE DO NOT OBTAIN ADEQUATE FINANCING, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT

We may require additional financing to sustain our business operations.  Currently, we do not have any arrangements for financing and can provide no assurances to investors that we will be able to obtain any when required. If we don't raise  the entire amount being sough in this offering, , our business may fail.

OUR LACK OF AN OPERATING HISTORY GIVES NO ASSURANCE THAT OUR FUTURE OPERATIONS WILL RESULT IN ANY REVENUES, WHICH COULD RESULT IN THE SUSPENSION OR TERMINATION OF OUR OPERATIONS AND INVESTORS MAY LOOSE THEIR ENTIRE INVESTMENT

We were incorporated in Nevada on October 11, 2010 and subsequently acquired the registered trademarks to the names DREWRYS, HOLIHAN and CANADIAN ACE from the President and Founder of the Company, Francis Manzo. Ownership was transferred by a ‘Bill of Sale’ Document on February 1, 2012. We have not created or sold any beer product which will be required to generate revenue. We are an early entry stage company in a very competitive market. We have no operating history upon which an evaluation of our future success or failure can be made.

Based upon our current plans,  we expect that we will  incur operating losses in future periods because we will be incurring expenses and not generating revenues until  we  have a product. If and when we have a product, we cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business and you will lose your entire investment.

SOURCE OF BEER FOR OUR BRANDS

To manufacture beer for us, we need to work with contract brewers to brew beer for us in the types and styles we plan to market. We may not be able to come to an agreement with a contract brewer to brew for us due to costs, production runs, time required to brew beer and have available for us when we have a order to deliver. Contract brewers may also have requirements and that we may be too small for them to work with us.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE WHICH MAY IMPACT THE COMPANY AND THE VALUE OF THE INVESTMENT

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over. Currently, we don't have a product or prototype. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from initial equity sales, our ability to hire key personnel to help launch our product, our inability to source a contract brewer to manufacture and package our lower-priced and craft beer product, and Mr. Manzo's time allocation to operate the business.  If and when we are able to create a our Drewrys brand beer product, the risk factors include: the level of acceptance by the beer distributors and wholesalers retail market for our beer products; competitive landscape with other product suppliers, pricing, fluctuations in the demand for our products, and capital expenditures relating to expansion of our future business, operations and infrastructure and general economic conditions. If realized, any of these risks could have a materially adverse effect on our business, financial condition and operating results.

THE COMPANY'S SOLE OFFICER AND DIRECTOR MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HIS TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS AND EVEN BUSINESS FAILURE.

Mr. Manzo, our sole officer and director, has other business interests and currently devotes approximately 10 to 15 hours per week to our operations. If Mr. Manzo is not able to devote sufficient time to run the Company, this may result in periodic interruptions in developing our business. Such delays could have a significantly negative effect on the success of the business.

THE CEO MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS. IF THE COMPANY CEASES OPERATIONS, YOU WILL LOSE YOUR INVESTMENT

Because the Company is entirely dependent on the efforts of its CEO, sole officer and director, his departure or the loss of his services in the future could have a materially adverse effect on the business. His expertise in the retail trade, consumer products, food and beverage industry as well as his marketing expertise is critical to the success of the business. The loss of this resource would have a significant impact on our business.

The Company does not maintain key person life insurance on its sole officer and director. The loss of his services will materially impact the business and we might have to cease operations if a replacement cannot be found on a timely basis.

IF THE COMPANY CEASES OPERATIONS, IT IS HIGHLY LIKELY THAT THERE WILL NOT BE SUFFICIENT ASSETS TO SELL AND RETURN ANY CAPITAL TO INVESTORS. UNDER THESE CIRCUMSTANCES, YOU WILL LOSE YOUR INVESTMENT.

In the event of the dissolution of the Company, the proceeds realized from the liquidation of its assets, if any, will be used primarily to pay the claims of the Company's creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized, if any, after the settlement of claims.

RISKS RELATED TO THE COMPANY'S MARKET AND STRATEGY

IF, AFTER DEMONSTRATING PRODUCTION OF A CRAFT AND LOWER-PRICED DOMESTIC BEERS, WE ARE UNABLE TO ESTABLISH  RELATIONSHIPS WITH DISTRIBUTION PARTNERS AND/OR CUSTOMERS, THE BUSINESS WILL FAIL.

Because there may be a substantial delay between the completion of this offering and the execution of the business plan, our expenses may be increased and it may take us longer to generate revenues. We have no way to predict when we will begin delivering our products. In addition, it takes time, money, and resources to build relationships with distributors, retail customers, contract brewers, and supplier partners. If these efforts are unsuccessful or take longer than anticipated, the Company may run out of capital and the business may fail.

WE MAY BE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR PRODUCTS OR ESTABLISH A SIGNIFICANT MARKET PRESENCE WITH THE RETAILERS AND CONSUMERS. IF WE CAN NOT GAIN MARKET ACCEPTANCE, WE WILL NOT BE ABLE TO GENERATE REVENUE AND OUR BUSINESS WILL FAIL.

The Company's growth strategy is substantially dependent upon its ability to market its future products successfully to beer distributors and wholesalers and retailers who sell beer. However, it may be very difficult to achieve significant acceptance and product appeal, competition, and other factors outside of the Company's control. Such acceptance, if achieved, may not be sustained for any significant period of neither time nor build to an acceptable volume that is sufficient to maintain our business. In addition, there is no guarantee that any acceptance by customers will continue. Failure of the Company's products to achieve or sustain market acceptance could have a materially adverse effect on our business, financial conditions and the results of our operations.

OBTAINING CONTRACTS TO SELL PRODUCTS WITH RETAILERS CARRYING BEER IS VERY DIFFICULT AND TIME CONSUMING. WITHOUT THESE TYPES OF CONTRACTS, THE COMPANY WILL NOT BE ABLE TO SELL ITS PRODUCTS AND ITS BUSINESS WILL FAIL.

In the beer and liquor section in retail locations, shelf space is very expensive and difficult to obtain. Since we are a small early stage company, it will be very time consuming and expensive to obtain the types of contracts which are required to sell our products and successful retail shelf placement. If we are not able to secure these contracts, we will not be able to sell our product and our business may fail.

THE DISTRIBUTORS GENERALLY SELL PRODUCTS IN HIGH VOLUMES BUT HAVE VERY LOW MARGINS. WE MUST BE ABLE TO OPERATE OUR BUSINESS TO SUPPLY THESE DISTRIBUTOR PARTNERS WITH PRODUCT VOLUMES THAT FIT WITH THEIR BUSINESS. IF WE ARE NOT ABLE TO SERVICE THESE DISTRIBUTION PARTNERS AND MATCH THEIR VOLUME REQUIREMENTS, WE WILL LOSE THEM AS DISTRIBUTORS, OUR REVENUES WILL FALL, AND WE MIGHT HAVE TO CEASE OPERATIONS, WHICH COULD RESULT IN A LOSS OF YOUR INVESTMENT.

The Company expects to sell products through a small number of liquor and beer wholesalers and distributors who in turn sell to retailers for consumer purchase. These retailers will require that we accommodate certain volume requirements to remain on their shelves and if we cannot accommodate those volume requirements, they might choose to discontinue selling our products. If we lose a distribution partner, our revenues will be materially impacted and we might have to cease operations. If these circumstances occur, investors will lose their investment.

THE COMPANY ANTICIPATES THAT ESTABLISHING AND MAINTAINING A CUSTOMER BASE IN THE  MIDWEST AND EASTERN REGIONS OF THE COUNTRY MAY BE DIFFICULT TO ACHIEVE ESPECIALLY SINCE CONSUMERS ARE ALWAYS COST CONSCIOUS. IF WE CAN NOT ATTRACT A CUSTOMER BASE, WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT.

The Company expects that attracting, building and managing a retail customer base through the efforts of the independent distributor is very difficult to accomplish in the beer retailer market. Customers are very cost sensitive and will switch to any other product based on cost or taste. We plan to provide a product that is great tasting and economical. Accordingly, when we are ready, if we cannot build a consistent customer base, our future sales and operating results will be negatively impacted and our business could fail.

THE COMPANY HAS NO PRODUCTS DEVELOPED OR AVAILABLE FOR SALE

The Company has no beer products developed or available for sale prior to this offering. Proceeds raised by this offering will be used to begin the marketing plan, product packaging and label design, and make arrangement with contract brewers to begin beer production under our brand labels. If we do not raise sufficient funds, we may be unable to begin revenue sales and our business could fail.  Even if we are successful in developing beer products, there can be no assurances that a wholesale or retail market for our products will develop and/or be sustained or that the Company will be profitable.

RELIANCE ON INDEPENDENT DISTRIBUTORS AND WHOLESALERS

The Company will rely on independent distributors and wholesalers in the marketing of its products to retail stores. Because of the various federal and state laws, the Company will need to hire independent distributors, which are considered the second-tier in the marketing of beer and alcohol beverages (see “Government Regulation”). The distributors that the Company will rely upon may also market competing imported and domestic craft beers.  Although by law distributors are independent of any brewer, a distributor can be controlled if it relies on one or two large brewers who account for the majority of its sales.  The Company has no formal written distribution agreements with any distributors at this time.  These distributors may also market beers from other manufacturers who have greater marketing resources than the Company. As a result, we may not get as much sales attention as other beer brands do. Should the Company not be able to secure distribution services from these independent sales entities, the Company’s operating results will be negatively impacted and our business could fail. Most distribution agreements may be terminated by either party with 30-days written notice.  The laws of some states, however, may restrict the Company’s ability to terminate its agreements with distributors in those states.  The inability  to  terminate a distributor who is performing  poorly could have a material adverse  effect on the Company's business, financial condition, and results of operations.  A down-turn in the performance of a single distributor can also have a material adverse impact on the Company’s business, financial condition, and results of operations.

RELIANCE ON THE CRAFT BEER AND LOWER-PRICED OR BUDGET BEER MARKET

The Company planned offerings of beer will fall into two sales and beer marketing categories: Craft Beer and the Lower or Budget priced beer category.  Our Drewrys beer brand will target the mainstream beer drinker who is looking for a good tasting beer at an inexpensive and reasonable price. Our Holihan beer brand will be marketed as a premium craft beer offering different taste styles such as Bock, Ale, Dark, and Wheat as examples.  Although the  domestic craft beer and budget or lower priced beer segment of the highly competitive U.S. beer market has been characterized by more than ten years of steady growth, the growth rate may vary from region to region, and there is no assurance that the rate of growth will continue.  If the growth rate were to not continue to rise or rise at a slower rate, the Company might face increased competition, might incur greater expenses and reduced gross margins that could have a material adverse impact on its business, financial condition, and results of operations.

RISKS RELATED TO INVESTING IN OUR BUSINESS

IF THE COMPANY ENCOUNTERS ADDITIONAL EXPENSES OR CHARGES AND CAN NOT RESOLVE THEM AT ACCEPTABLE COSTS, THE COMPANY WILL RUN OUT OF CAPITAL AND THIS MAY CAUSE US TO CEASE OPERATIONS.

Because we are a small business, with limited assets, we are not in a position to assume unanticipated costs and expenses. If we encounter these types of circumstances and do not have the financial resources to resolve them, we may have to suspend operations or cease operations entirely, which could result in a total loss of your investment. In addition, in order to continue our reporting obligations with the SEC, we will need to ensure that we have adequate funds to hire auditors and other professionals to assist the Company with meeting its reporting obligations.  If we do not have adequate funds, we may fail to be able to meet our reporting obligations and cease trading, assuming the Company develops a publicly traded market.

THE COMPANY MAY RETAIN INDEPENDENT RESOURCES OR CONSULTANTS TO HELP GROW THE BUSINESS.  IF THESE RESOURCES DO NOT PERFORM, THE COMPANY MAY HAVE TO CEASE  OPERATIONS AND YOU MAY LOSE YOUR INVESTMENT.

The company's management may retain independent contractors to provide services to the company. Those independent individuals and organizations have no fiduciary duty to the shareholders of the company and may not perform as expected, negatively impacting our operations.

THE BEER MARKET IS A MATURE MARKET WITH AGGRESSIVE COMPETITION ON PRICING, SERVICES AND SUPPORT. FAILURE TO PROVIDE ATTRACTIVE MARGINS AND ADEQUATE SERVICES AND SUPPORT TO DISTRIBUTORS AND RETAILERS WILL RESULT IN DECREASED REVENUES. WITHOUT REVENUES OUR BUSINESS WILL FAIL.

The Company believes the beer market is very competitive and aggressive on pricing, service, and support. Competitors may enter this sector with superior products, services, financial resources, conditions and/or benefits. This would infringe on our ability to attract customers, lengthen our sales cycle, and increase marketing costs, which in turn will have an adverse effect upon our business and the results of our operations.

COMPETITION MAY DECREASE OUR FUTURE ABILITY TO GAIN CUSTOMERS AND MARKET SHARE.

Several of our competitors have substantially more capital, longer operating histories, greater brand recognition, larger distributors and customer bases than we do. The competitors include Anheuser-Busch Inbev, The Miller/Coors joint venture, Pabst Brewing, Samuel Adams Brewing, Heineken, and numerous other import and craft brewers. The brewery we select to act as a co-packer and brewer for our products will also be considered a competitor.

These competitors may also adopt more aggressive pricing policies and establish more comprehensive marketing and advertising campaigns than we can. Our competitors may develop product offerings that we do not offer or that are more sophisticated or more cost effective. For these and other reasons, our competitors' products may achieve greater acceptance in the marketplace, limiting our ability to attract customers. Our failure to adequately address these factors could harm our business and operating results.

RISKS RELATED TO THIS OFFERING

WE MAY NOT RECEIVE ENOUGH CAPITAL FROM THIS OFFERING TO ENABLE US TO CONTINUE OPERATING OUR BUSINESS.

We are dependent on the availability of capital from this offering to proceed with our business plan.  We are selling the shares directly to public at a fixed price of $0.10 per share for the duration of the offering, without the use of a registered broker/dealer firm, so we may not sell a sufficient number of shares to successfully implement our business plan.  We have no commitments for additional capital as of the date of this prospectus and will not seek other capital until the termination of this offering.  Accordingly, investors are advised that the proceeds of this offering may not be sufficient to enable us to conduct our business and, if additional sufficient capital is not received, we may have to curtail or liquidate our operations.

THIS IS A RISKY INVESTMENT BECAUSE THERE IS NO MINIMUM NUMBER OF SHARES THAT MUST BE SOLD IN THIS OFFERING.

There is no minimum number of shares that must be sold in this offering.  The funds raised in this offering may not be sufficient to defray the costs associated with making this offering and provide us with enough working capital to successfully launch our business.  Because there is no minimum number of shares that must be sold in this offering, the funds raised in this offering may not be sufficient to cover our operating expenses and therefore, we may have to curtail or liquidate our operations.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is presently no public market for our shares of common stock.  There is no assurance that a trading market will develop or be sustained. Accordingly, you may have to hold the shares of common stock indefinitely and may have difficulty selling them if an active trading market does not develop.  We plan to hire a securities broker to serve as our market maker by filing an application on our behalf to apply for quotation of our common stock on the OTC Market upon the effectiveness of the registration statement, of which this prospectus forms a part.  However, our shares of common stock may never be traded on the OTC Market  or, if traded, a public market may not materialize.  To date, we have not solicited any securities brokers to become market makers of our common stock and there can be no guarantee that we will able to find a market maker to willing to file an application on our behalf to apply for quotation of our common stock on the OTC Market upon the effectiveness of the registration statement.  If a public market for our common stock does not develop, investors may not be able to re-sell their shares and may lose all of their investment.

IF SHAREHOLDERS SELL A LARGE NUMBER OF SHARES ALL AT ONCE OR IN BLOCKS AFTER THIS OFFERING, THE MARKET PRICE OF OUR SHARES WOULD MOST LIKELY DECLINE.

We are offering 3,000,000 shares of our Common Stock at a fixed price of $0.10 per share for the duration of the offering. Our shares of common stock are presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.

BECAUSE WE WILL BE SUBJECT TO THE “PENNY STOCK” RULES ONCE OUR SHARES ARE QUOTED ON THE OVER-THE-COUNTER BULLETIN BOARD, THE LEVEL OF TRADING ACTIVITY IN OUR SHARES OF COMMON STOCK MAY BE REDUCED.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on NASDAQ). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and ask quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK AND NOT BE ABLE TO TURN YOUR INVESTMENT INTO CASH

There is currently no public trading market for Drewrys' common stock.  Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

INVESTING IN OUR COMPANY WILL RESULT IN AN IMMEDIATE LOSS BECAUSE BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH

The Company has only been recently formed and has only a limited operating history and no earnings, therefore, the price of the offered shares is not based on any data. The offering price and other terms and conditions regarding the Company's shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The offering price of $0.10 per common share as determined herein is substantially higher than the net tangible book value per share of the Company's common stock. Drewrys' assets do not substantiate a share price of $0.10.

This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the Company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board (“OTCBB”) or OTC Market (“Pink Sheets”).

THERE IS NO MINIMUM AMOUNT REQUIRED TO BE RAISED IN THIS OFFERING, AND IF WE CANNOT GENERATE SUFFICIENT FUNDS FROM THIS OFFERING, THE BUSINESS WILL FAIL.

There is no minimum amount of shares that need to be sold in this Offering for the Company to access the funds. Therefore, the proceeds of this Offering will be immediately available for use by us and we do not have to wait until a minimum number of Shares have been sold to keep the proceeds from any sales. We cannot assure you that subscriptions for the entire Offering will be obtained. We have the right to terminate the offering of the Shares at any time, regardless of the number of Shares we have sold since there is no minimum subscription requirement. Our ability to meet our financial obligations, cash needs, and to achieve our objectives, could be adversely affected if the entire offering of shares is not fully subscribed for.

BECAUSE THE COMPANY HAS 75,000,000 AUTHORIZED SHARES, MANAGEMENT COULD ISSUE ADDITIONAL SHARES, DILUTING THE CURRENT SHAREHOLDERS' EQUITY

The Company has 75,000,000 authorized shares, of which only 9,000,000 are currently issued and outstanding and an up to a maximum amount of 12,000,000 will be issued and outstanding after this offering terminates if the full offering is subscribed. The Company's management may, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the Company's current shareholders.

Additionally, large share issuances would generally have a negative impact on the Company's share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

INVESTING IN THE COMPANY IS HIGHLY SPECULATIVE AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. The business and marketing plan of the Company is not completed, and it is possible that we may be unable to finish it. The Company's shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT WITH SUBSCRIPTIONS FOR INVESTORS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, THEY WILL LOSE THE ENTIRE INVESTMENT

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

THE COMPANY DOES NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE, SO THE ONLY WAY IN WHICH YOU CAN MAKE A GAIN ON ANY INVESTMENT IN THIS COMPANY IS TO SELL THE STOCK IF AND ONLY IF A MARKET DEVELOPS.

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation growth and expansion of our business. Therefore, the only way to liquidate your investment is to sell your stock.

IN THE EVENT THAT THE COMPANY'S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD ADVERSELY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY'S SHARES CREATING A POTENTIAL LOSS OF INVESTMENT

In the event that our shares become publicly traded, and our stock trades below $5.00 per share, our stock would be known as a "penny stock", which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors.  For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser.  Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell their shares. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can afford the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

BLUE SKY LAWS MAY LIMIT YOUR ABILITY TO SELL YOUR SHARES. IF THE STATE LAWS ARE NOT FOLLOWED, YOU WILL NOT BE ABLE TO SELL YOUR SHARES AND YOU MAY LOSE YOUR INVESTMENT

State Blue Sky laws may limit resale of the Shares. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares.

Accordingly, even if we are successful in having the Shares listed for trading on the Over-The-Counter Bulletin Board (the “OTCBB”) or OTC Market (“Pink Sheets”) , investors should consider any secondary market for the Company's securities to be limited.

Accordingly, even if we are successful in having the Shares listed for trading on the Over-The-Counter Bulletin Board (the “OTCBB"), investors should consider any secondary market for the Company's securities to be limited.

SINCE OUR SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FEEL THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS

The Company's sole officer and director, Mr. Francis Manzo, owns 100% of the outstanding shares and will own no less than 75% after this offering is completed. For example, if 50% of the offering is sold, Mr. Manzo will still own 85.7% of the shares issued and outstanding. As a result, he will maintain control of the Company and be able to choose all of our directors. His interests may differ from those of other stockholders. Factors that could cause his interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to the Company.

FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned entry into our service business. The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operation" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in these forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, the forward-looking statements contained in this prospectus may not in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on the assumptions that we will be able to continue our business strategies on a timely basis, that we will attract customers, that there will be no materially adverse competitive conditions under which our business operates, that our sole officer and director will remain employed as such, and that our forecasts accurately anticipate market demand. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in this "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations, which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Increases in the cost of our services, or in our general or administrative expenses, or the occurrence of extraordinary events, could cause actual results to vary materially from the results contemplated by these forward-looking statements.

Management decisions, including budgeting, are subjective in many respects and subject to periodic revisions in order to reflect actual business conditions and developments. The impact of such conditions and developments could lead us to alter our marketing, capital investment or other expenditures and may adversely affect the results of our operations. In light of the significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.10. The following table sets forth the potential net proceeds and the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. The net proceeds in the table below assume $8,000 in costs associated with this offering.

Our principal reasons for conducting this offering at this time are to raise capital for completing the packaging design for our Drewrys brand, hiring  consultants to assist in negotiationg and securing brewing agreements  with  contract brewers, making required the deposits with contract brewers and packaging suppliers for product, and  developing our brand through sales and marketing promotional programs..  Total estimated offering expenses of $8,000 to be paid from the proceeds of the offering are for SEC registration fees ($35), Edgarization and printing expenses ($1,500), accounting fees and expenses ($2,000), legal fees and expenses ($3,000), blue sky fees and expenses ($500), transfer agent fees ($500), and miscellaneous expenses ($465) connected with this offering.  No other expenses of the offering are anticipated being paid from the proceeds of the offering.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Offering Proceeds	$75,000	$150,000	$225,000	$300,000

Offering Expenses:
SEC Registration	35	35	35	35
Edgarization and printing	1,500	1,500	1,500	1,500
Accounting	2,000	2,000	2,000	2,000
Legal	3,000	3,000	3,000	3,000
Blue sky	500	500	500	500
Transfer Agent	500	500	500	500
Miscellaneous	465	465	465	465
Total Offering Expenses	8,000	8,000	8,000	8,000

Drewrys Brand Packaging Development	10,000	20,000	25,000	25,000
Sales/Marketing/Promotion	10,000	25,000	50,000	85,000
Production/Inventory/Supplies	40,000	90,000	125,000	155,000
Consultant Fees	5,000	5,000	15,000	25,000
Working Capital/Fees/Licenses	2,000	2,000	2,000	2,000
Total	$67,000	$142,000	$217,000	$292,000

The foregoing represents our best estimate of the allocation of the proceeds of this offering based on planned use of funds for the our operations and current objectives.  We may need to reallocate funds from time to time if our management believes such reallocation to be in our best interest for uses that may or may not have been herein anticipated.  Pending the use of the proceeds from this offering, we do not intend to place such proceeds in any interest bearing investments.

The funds raised through this offering will first be used to cover mandatory operating expenses over the next year such as public company requirements with audit, SEC filings, and reporting. We anticipate these costs to be approximately $8,000 through the end of the Company's fiscal year.

Drewrys Brand Packaging Development

A portion of the proceeds from this offering will be used to pay for packaging design of the Drewrys brand and trademark. These costs include actual can design, carton designs, and packaging designs. These final designs will be later used to further develop point-of-sale materials. The amount expended varies based on the amount of capital raised in the offering. As more capital is raised, the Company could further expand its expenditures in the category to include additional packaging options including designs for labels for larger cans and for different sizes of glass bottle packaging.

If more than 25% of the offering is raised, an additional $10,000 to $15,000 will be allocated to further develop additional packaging sized of cans, bottles and packaging options for the Drewrys brand.

The Drewrys brand packaging design must be completed before any product contract manufacturing or distribution agreement starts. We anticipate the packaging design will cost approximately $10,000. The additional capital will be allocated towards making the required deposits to the contract brewer for actual beer product and for actual product packaging (cans, cartons, labels) for the liquid beer.

Sales/Marketing/Promotion

A portion of the proceeds from this offering will be used to pay for actual point of purchase and marketing material to promote the Drewrys brand with distributors and retail customers.

If more than 25% of the offering is raised, additional funds as listed in the Use Of Proceeds schedule above will be allocated to expand the Company’s marketing activities into other Midwestern States.

These proceeds will be used to develop a regional marketing program to re-introduce the Drewrys brand to those wholesalers and distributors who will contact the retail stores, restaurants and taverns/bars in the trade area the Company has targeted.  These marketing and promotional dollars may be for such items as drinking glasses and coasters, neon signs, cardboard signs, billboards, pictures of the Company’s products on delivery trucks, advertisements in retailers’ sales sheets and promotions, and other beer related merchandise. The Company plans to target the convenience and liquor store sales channel initially to re-introduce our beer brands.

Production/Inventory/Supplies

A portion of the proceeds raised in this offering will be expended to pay for actual packaging materials including cans, cartons, and shipping cases that will be need before actual production . Also, a deposit to the contract brewer will be needed to pay for actual liquid beer product.

If more than 25% of the offering is raised, the Company will expand the amount of actual product and raw materials and packaging on hand to contract manufacture additional beer product, and have an inventory of unfinished and finished goods available for sale.
Consultant Fees

A portion of the proceeds from this offering will be expended to hire a marketing and beer production specialist that will assist and manage the Company’s efforts with coordinating its initial batch run of liquid beer with the raw materials and packaging supplies. This individual will have the hands-on production expertise to manage the Company’s relationship with the contract brewer.

If more than 25% of the offering is raised additional fees will be incurred for use of outside consultant services in the areas of product and marketing activities.

Working Capital/Fees/Licenses

This portion of the proceeds received in this offering will be used to pay for any minor expenses and fees that are not determined at this time. In addition, any cost associated with registering the trademarks with the United States patent and trademark Office will come from this expenditure category.

All increases in the various columns in the use of proceeds are in direct relationship to an increase in the amount raised in this offering, and those amounts are applied to each category for additional production of the Drewrys brand beer product and promotion of said product.

Should the Company raise less than the maximum amount of this offering, the Company may be forced to adjust its business operation in order to achieve its proposed business plan. Because actual beer brewing production will be done by third parties, the amount of capital required to have a finished product ready for the market is substantially reduced.

The Drewrys brand which will be our first branded product produced. At this time, we have no contractual relationships with product vendors and suppliers and their financial support may be limited.

Alternative Financial Arrangements

In the current economic environment, bank financings are not available generally for development stage entities, so all transactions will likely be for cash or source non-traditional avenues of finance such as factors.  The Company has had discussions with various small business finance companies that provide account receivable financings (factoring) and purchase order financings. The Company feels that it would be successful in arranging for outside alternative financings provided that Company was able to get its products into production. To achieve this goal, the Company must raise at least $75,000 in gross proceeds.

We have discussed account receivable financing (factoring) with various independent small business finance companies who would advance funds to our suppliers based on purchase orders with beer distributors.  These funds would go directly to our various suppliers and contract brewers for finished goods which would go directly to our beer distributors. The distributor would pay the factor directly and any proceeds in excess of the cost of goods expended by the factor and the factor’s finance fee would remit directly to the Company.

The first production run of the Drewrys beer will be marketed through distributors. Should this initial product sales generate interest for further orders, the Company may use other financing methods to purchase product including, but not limited to, factoring receivables and purchase order financings through third-parties.
There are no current arrangements at this time with any such finance entities.

There can be no assurance by the Company that these strategies and estimates will not change in the future.

Because the Company will use a contract brewer to supply actual beer product, it has the flexibility to order beer product based on the initial amount of funds raised. It also gives the Company the flexibility to make and ship the product as orders are received from the distribution network without holding inventory. The amount of beer purchased from the contract brewer will depend upon the amount raised in this offering.

Less than $75,000 Raised in this offering

If the Company raises less than $75,000, funds will be allocated in the following order based on expected expenditures. He first $8,000 will be used for costs in connection with this offering and to keep the legal entity current in its obligations to sate and local business licenses. The next $10,000 will be used to complete the Drewrys’ packaging and artwork for the Drewrys 12-oz and 24-oz cans.  The balance of funds raised will be used to acquire cans and some actual beer product to market in the Chicago area

Subsequently, the Company will look for alternatives to having product made including licensing the brands to another brewer, or having financial arrangements in place for a factor to advance funds for production based on a purchase order from a beer distributor.

If the Company does not sell at least 25% of the shares being offered or or less than $75,000, it will have to scale back its proposed operations accordingly.  The first $8,000 raised will be allocated to paying the costs of the Offering.  The balance, $67,000, will be allocated first to the Drewrys brand packaging design and obtaining finished product to market.  However, if the proceeds raised are less than the full amount being sought, the Company may need to secure additional financing or attempt to make other arrangements with suppliers in order to develop a product and get that product to market.

The Company’s President will contact local beer distributors to gauge their interest in carrying the Company’s products and will work with consultants to make arrangement with a contract brewer to begin limited production of the Drewrys beer product that these distributors expressed the greatest interest in distributing.

None of the proceeds will be paid to the President of the Company, Francis Manzo, or to any entity controlled by him. All proceeds will be used by the Company for its business operation.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by Drewrys and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The offering price of $0.10 per share may not reflect the market price of the shares after the offering. The proceeds from the sale of the securities will be placed directly into the Company's account and there will not be an escrow account. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

The price of the current offering is fixed at $0.10 per share. This price is significantly greater than the price paid by the company's sole officer and director for common equity since the company's inception on October 11, 2010.  The company's sole officer and director paid $0.001 per share, par value, a difference of $0.099 per share lower than the share price in this offering.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Our net tangible book value as of September 30, 2011 was approximately $(9,998). Our shareholder directly invested $9,000 or $0.001 per share of common stock.  Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding.  After giving effect to the issuance and sale by us of 25%, 50%, 75% and 100% of the shares of Common Stock in this offering at the public offering price of $0.10 per share, which has been fixed for the duration of the offering, and after deducting our estimated offering expenses in the amount of $8,000, our pro forma as adjusted net tangible book value per share as of September 30,  2011 would have been approximately $0.01, $0.015, $0.021, and $0.026 per share, respectively.  The following table illustrates this dilution to new investors on a per common share basis:

	If 25% of Shares Sold, 750,000	If 50% of Shares Sold, 1,500,000	If 75% of Shares Sold, 2,250,000	If 100% of Shares Sold, 3,000,000
Pro forma public offering price per share.	$0.10	$0.10	$0.10	$0.10

Net tangible book value per share as of September 30, 2011	$0.00	$0.00	$0.00	$0.00

Increase per share attributable to current shareholder	$0.01	$0.02	$0.02	$0.03

Pro forma as adjusted net tangible book value per share after this offering	$0.01	$0.02	$0.02	$0.03

Dilution per share to new investors	$0.09	$0.08	$0.08	$0.07

The following table sets forth as of September 30, 2011, on a pro forma as adjusted basis, the differences between (1) the number of shares of common stock purchased from us, the total consideration paid and the average price per share paid, in each case by our existing shareholder, and (2) the number of shares of common stock purchased from us, the total consideration paid and the average price per share paid, in each case by investors purchasing shares in this offering, based on the initial public offering price of $0.10 per share of Common Stock and before deducting our estimated offering expenses.

	Shares Purchase		Total Consideration
					Average Price Per Share
	Number	Percent	Amount	Percent
Existing shareholders	9,000,000	75.0%	$9,000	2.9%	$0.001
New investors	3,000,000	25.0%	$300,000	97.1%	$0.010
Total	12,00,000	100.0%	$309,000	100.0%

THE OFFERING BY THE COMPANY

Drewrys is registering 3,000,000 shares of its common stock for offer and sale.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. After our registration statement is declared by effective by the SEC, we plan to develop a trading market. In order to do so, we have to retain an authorized OTC Bulletin Board market maker. The market maker will file Form 211 with FINRA (Financial Industry Regulatory Authority). Once we are approved with FINRA, our stock will be quoted on the OTCBB or OTC Market Group’s system.

There can be no assurances that we will be able to retain an authorized OTCBB or OTC Market market- maker and furthermore, there can be no assurance that we will be approved by FINRA. At the date hereof, we are not aware that any market maker has any such intention to make any filing on our behalf.

All of the shares registered herein will become effective for sale to investors.

The company will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer.

NOTE: As of the date of this prospectus, our sole officer and director, Mr. Francis Manzo, owns 9,000,000 common shares, which are subject to Rule 144 restrictions. There is currently one (1) shareholder of our common stock.

The company is hereby registering 3,000,000 common shares. The price per share is $0.10.

In the event the company receives payment for the sale of their shares, Drewrys will receive all of the proceeds from such sales. Drewrys is bearing all expenses in connection with the registration of the shares of the company.

PLAN OF DISTRIBUTION

We are offering the shares on a "self-underwritten" basis directly through Mr. Manzo, our sole executive officer and director, who will not receive any commissions or other remuneration of any kind for selling shares in this offering, except for the reimbursement of actual out-of-pocket expenses incurred in connection with the sale of the common stock. The offering will conclude at the earlier of when all 3,000,000 shares of common stock have been sold or 180 days after this registration statement becomes effective with the Securities and Exchange Commission.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. We will sell shares on a continuous basis.  We reasonably expect the amount of securities registered pursuant to this offering to be offered and sold within 180 days from this initial effective date of this registration.

In connection with his selling efforts in the offering, Mr. Manzo will not register as broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Francis Manzo is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Francis Manzo will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Manzo is not and has not been within the past 12 months, a broker or dealer, and is not within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Manzo will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Mr. Manzo has not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

9,000,000 common shares are issued and outstanding as of the date of this prospectus. The company is registering an additional 3,000,000 shares of its common stock for possible resale at the price of $0.10 per share.

Drewrys will receive all proceeds from the sale of the shares by the company. The price per share is $0.10. However, Drewrys common stock may never be quoted on the OTCBB or OTC Markets or listed on any exchange. None of the proceeds from this offering will be going to the existing shareholder, management or related parties.

The company's shares may be sold to purchasers from time to time directly by, and subject to, the discretion of the company. Further, the company will not offer their shares for sale through underwriters, dealers, or agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the company may be sold occasionally in one or more transactions at a fixed price of $0.10 per share.

The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, the company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Drewrys will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge; no such proceedings are threatened or contemplated by any party.

BUSINESS

The following summary is qualified in its entirety and should be read in conjunction with the more detailed information and Financial Statements and the Notes thereto appearing elsewhere in this Registration Statement.

Company Summary

Drewrys Brewing Company is a development stage entity that intends to engage as a beer marketing company intending to develop beer-type products and sell them to beer distributors and wholesalers who will in turn sell the products to retailers for sales to consumers.  The Company is based in McHenry, Illinois. The Company was started by Francis Manzo and incorporated in Nevada on October 11, 2010. Drewrys  operations are located in a home office. The Company currently has no business operations and no revenues to date.

The Company was incorporated by its’ president and acquired the trademarks Drewrys, Holihan and Canadian Ace from its president and an entity, Aventura Beverages Inc., controlled by him.  The was a beer brewed in the Midwest called "Drewrys" which had history dating to 1978 (Chicago, Illinois and South Bend, Indiana) with a heritage dating back to 1878 and was distributed in Indiana, Illinois, Iowa, Michigan, Ohio, and Wisconsin. In the early 1960’s, it was the 15th largest brewery at that time and was a publicly traded entity known as Drewrys USA Ltd.. Drewrys was then acquired by Associated Brewing Company of Detroit, Michigan, who was then subsequently acquired by the G. Heileman Brewing Company in La Crosse, Wisconsin.  The Company’s research indicates that Heileman Brewing filed bankruptcy in 1991 and went out of business in 1996.  Eventual brewery mergers, bankruptcies and the competitive nature of the beer industry saw the brand decline in volume until it was eliminated from the retail space by the late 1990’s.

Holihan was a beer brewed by the Diamond Springs Brewery, Inc. of Lawrence, Massachusetts. The history of this brand is not widely known, but it is believed was last sold in the 1960-1970’s period.

Canadian Ace was a beer brewed in Chicago by the Manhattan Brewing Company and the label was then  subsequently acquired by other small brewers that went out of business. Beer sold under the Canadian Ace label was last sold in the early 1970’s, and not been seen on the market since. Canadian Ace was a beer considered controlled by Al Capone during the 1920’s and 1930’s.

Canadian Ace was a beer brewed in Chicago by the Manhattan Brewing Company and the label was then  subsequently acquired by other small brewers that went out of business. Beer sold under the Canadian Ace label was last sold in the early 1970’s, and not been seen on the market since. Canadian Ace was a beer considered controlled by Al Capone during the 1920’s and 1930’s.

The Company’s CEO, Frank Manzo, investigated and researched beers that had ceased production due to bankruptcy or business failures.  After investigating the background of these various beers, when possible, Mr. Manzo, through his wholly-owned company, Aventura Beverages Inc., filed for the trademarks of these discontinued beer names,  After incorporating Drewrys, Mr. Manzo and Aventura Beverages transferred these trademarks to the Company at the same cost they paid for them, $275.00 each.  The Company has no affiliation and no agreements with the prior owners of the trademarks or names and believes that they all went out of business more than ten years ago.  As such, the Company does not believe that it is necessary to have any agreements with the prior owners since none of them can be located.

Drewrys Brewing Company, Inc. is developing beers for the domestic beer market.  The Company will brew under the trade names DREWRYS, HOLIHAN and CANADIAN ACE.  DREWRYS is targeted for the domestic budget or low-priced beer market. HOLIHAN is targeted for the "craft beer" segment and is aniticipated to be a full-flavored beer brewed in the traditional style.  The CANADIAN ACE brand may be developed as  a malt beverage imported from a contract brewer located in Canada.. The Company's objective is to provide excellent tasting beers for the market segment that it would target.  The Company’s CEO obtained the trademarks for “DREWRYS”, “HOLIHAN” and “CANADIAN ACE” and transferred and assigned these trademarks to the Company for consideration totaling $560, the actual cost of obtaining the trademarks.

Drewrys Brewing will compete in the domestic budget and craft beer segment of the US market.  The  domestic  craft  beer  segment  has  grown  for several years while overall domestic beer market sales have been relatively flat. The craft beer segment grew 16.3% from 2009 to 2010.   With the economy in distress, budget beers have shown increases in sales compared to premium and other beer segments with a 1.8% growth from 2009 to 2010.

In the Convenience store channel between 2009 and 2010, craft beers grew 16.7% and budget beers grew 4.1%, compared to a 1.5% growth for all beer sales in the same period. (All figures in the preceding two paragraphs provided by Beverage World magazine, April 2011 issue.)

Management believes that following the successful completion of its initial public offering, the Company will initially begin production and marketing of the Drewrys brand.  As the Company grows, it anticipates that the Company will then begin packaging design and development of the Holihan brand as a microbrew/craft beer. With the continued growth in the domestic craft beer segment giving rise to a qualitative shift in the public's awareness of craft beers, this give the Company an opportunity to enter new markets at a time when many consumers are discovering craft brews for the first time.

Accordingly, Drewrys plans call for introduction of additional bottle and can sizes of its beer brands and different taste or style of beers such as draft beer into new regional markets and greatly increasing total availability of its products.  Drewrys Brewing intends to continue to compete primarily on the basis of product quality and image.  The Company’s marketing plan emphasizes introducing the budget brand, DREWRYS in 16 oz., cans packed in twenty-four (24) multipacks and later the craft beer brand, HOLIHAN in 12-oz., twenty-four (24) packs, using high quality graphics and packaging.

The CANADIAN ACE brand will be developed later as the Company has the funds and distribution network to bring out a beer brewed in Canada for the US market.

Our Drewrys brand will offer a larger size can and multipacks with use the phrase “The Big D” which was used in the earlier version of the Drewry brand as marketing image and on promotional literature and packaging. We do not have trademarks as to the use of the term “Big D”, but we intend to register and list that phrase in our label with the Department of Treasury’s Alcohol and Tobacco Tax and Trade Bureau (“Bureau”) as required.   Our packaging will be reminiscent of the prior packaging the older brands utilized, to evoke a “retro” image of the proposed beer products.

The Company will contract with existing brewers to brew the DREWRYS, HOLIHAN and other brands we may develop. The Company believes that there are numerous contract brewers available to brew for the Company.  Some contract brewers are already in the craft beer segment and product development is available through these craft brewers.

Reliance on Domestic Low-Priced and Craft Beer Segment Growth Rate

The budget or lower-priced beer market has shown single digit growth in recent years due to the consumer trading down to lower priced beer as the premium and import beers increased prices as well as the current economic condition in the country. As a result, premium beer sales have declined with a 4.1% drop in 2010 (Convenience Store News, June 13, 2011)

The domestic craft beer segment of the highly competitive U.S. beer market has been characterized by more than ten years of steady growth. In 2010 craft beers experienced a 11.4% growth rate (Convenience Store News, June 13, 2011).

The growth rate for both budget and craft beers may vary from region to region, and there is no assurance that the rate of growth will continue.  If the growth rate were not to continue, the Company might face increased competition and might incur greater expenses and reduced gross margins that could have a material adverse impact on its business, financial condition, and results of operations. See "Business - Industry Overview - Domestic Beer Market."

Geographic Concentration

The previous distribution area for the Drewrys brand was historically concentrated in the Midwest.  Holihan’s previous area distribution was located in the New England states.  Management believes that regional identification will assist the Company in establishing the popularity of its Drewrys and Holihan brands in the Midwest and Atlantic Coast regions.

There is no assurance that the Company’s Drewrys and Holihan brands will be as widely accepted or that consumers in new geographic markets will be receptive to the Company’s products.  Management believes that Midwest and Atlantic Coast is likely to continue to be the largest market for its brands, and that regional identification may assist the Company’s competitors in other regions.  Penetrating other regional  markets is an important element  of the  Company's  expansion  plan, and failure to accomplish this objective will hinder the success of the expansion plan and could have a material adverse impact on the Company's business,  financial  condition, and results of operations. See "Business – Regional Expansion."

Reliance on Distributors

Drewrys Brewing will rely exclusively on independent distributors for its wholesale sales.  The distributors that the Company relies upon may also market competing imported and domestic craft beers.  Although by law distributors are independent of any brewer, a distributor can be controlled if it relies on one or two large brewers who account for the majority of its sales.  The Company has no formal written distribution agreements with any distributors at this time.   Most distribution agreements may be terminated by either party with 30-day written notice.  The laws of some states, however, may restrict the Company’s ability to terminate its agreements with distributors in those states.  Inability  to  terminate a distributor who is performing  poorly could have a material adverse  effect on the Company's business, financial condition, and results of operations.  A down-turn in the performance of a single distributor can also have a material adverse impact on the Company’s business.

Competition

Certain competitors in the domestic craft beer segment have large advertising budgets, substantial financial resources, and/or access to the distribution networks of major national and international brewers.  Several of Drewrys’ primary competitors are expanding or have recently expanded their production capacity.  The amount of supermarket shelf space that can be devoted to any class of products is limited.  Well-financed competitors could hinder distribution of the Company's products and have a material adverse effect on the Company's business, financial condition, and results of operations.  See "Business - Industry Overview - Domestic Craft Beer Segment."

Possible Increases in Excise Taxes

Alcoholic beverages are subject to substantial federal and state excise taxes. The federal rate of taxation increases from $7.00 per barrel (“bbl.”) to $18.00 per bbl. for annual production in excess of 60,000 bbl. Alcoholic beverages has in recent years have been targets of attempts to increase so-called “sin taxes." If excise taxes are increased, the Company would have to raise prices to maintain profit margins.  Historically, price increases due to additional excise taxes have not reduced unit sales, but past experience does not necessarily indicate future effects, and the actual effect is likely to depend on the amount of the increase, general economic conditions, and other factors.  The occurrence of significant tax increases could have a material adverse impact on the Company's business, financial condition, and results of operations.

Industry Overview

Domestic Beer Market.

A barrel equals approximately 13.78 cases or 331 twelve ounce bottles; 177 million bbl. is therefore the approximate equivalent of 58.5 billion 12 oz. bottles of beer.

The U.S. beer market may be divided into five segments:

			Suggested
	Est. Market		Retail
Segment	Share	Top Brands	Price *

Low-Priced/Budget	60.0%	Busch, Milwaukee's Best, Old Milwaukee, Keystone, Pabst	$2.99
Premium	30.4%	Budweiser, Miller Lite, Bud Light, Coors Light	$3.99
Super-Premium	1.2%	Michelob, Lowenbrau, Corona	$4.69
European Import	5.5%	Heineken, Guinness, Bass, Carlsberg	$6.99
Domestic Craft	2.9%	Samuel Adams, Pete's, Sierra Nevada, Goose Island	$5.99 to $6.99

*  Prices are for 6-pack cans or bottles.  Source:  Beverage World yearbook (2010)

Low-priced or Budget/Economy Beer Segment. Sales have increased the past  3 years due to the economic conditions in the US since 2008, and with the beer drinking consumer experiencing what has been termed “the great recession”. Beverage World Yearbook (2010), Beverage Industry – Sate of the Industry 2011, and in Convenience StoreNnews, June 13, 2011 issue, page 80.

Domestic Craft Beer Segment.  While overall beer sales have been basically flat for several years, domestic craft beer sales have increased at a rate of approximately 40% for several years.  The Company anticipates that craft beer sales will continue to increase. The foregoing statistics relating to beer segments are  on commentary noted in the publications, Beverage World Yearbook (2010), Beverage Industry – Sate of the Industry 2011, and in Convenience StoreNnews, June 13, 2011 issue, page 80.

Craft beers are characterized by their full-flavor and are usually produced along traditional European brewing styles. The majority of craft beers are ales, although some are malt lagers.  Wheat beers and fruit flavored ales and lagers have enjoyed recent popularity among craft beer consumers.

Competition

The craft beer category consists of:

•	Contract brews -- any style brew produced by one brewer for sale under the label of someone else who does not have a brewery or whose brewery does not have sufficient capacity.

•	Regional craft brews -- “hand-crafted” brews, primarily ales, sold under the label of the brewery that produced it.

•	Microbrews -- “hand-crafted” brews, primarily ales, sold under the label of the brewery that produced it, if the capacity of the brewery does not exceed 15,000 bbl. per year.

•
Large brewer craft-style brews -- a brand brewed by a national brewer which may only imitate the style of a craft beer.  These craft-style brews are often sold under the label of a brewery that does not exist or the label of a brewpub with no bottling capacity.  The term "phantom brewery" is sometimes used to describe such brands.

•
Brewpub brews -- "hand-crafted" brews produced for sale and consumption at the brewery, this is normally connected with a restaurant/saloon.  Brewpub brews are not normally sold for off-site consumption in significant quantities.

Drewrys will compete against all of the above brewers primarily on the basis of price product quality and image.

Patents and Trademarks

The Company has federal trademark registrations of the DREWRYS word mark (Reg. No. 3,831,617), and HOLIHAN word mark (Reg. No.3,846,803). The CANADIAN ACE trademark is registered with the State of Illinois (Reg. No. 103516).  These trademarks were initially registered with the respective government agencies by the president of the Company, Francis Manzo through Aventura Beverages, Inc., an entity owned by Mr. Manzo.   In establishing the Drewrys Brewing Company, Mr. Manzo and Aventura Beverages, Inc. transferred ownership to the Company for the total costs of the registrations ($560.00) This amount in included within the total of monies that Mr. Manzo has invested into the Company for his common shares.  The United States Patent and Trademark Office’s records indicate that the current owners of these two trademarks are Aventura Beverages, Inc. and Holihan-Van Houten, Inc.  The Company intends to file an assignment to be recorded with the US Patent and Trademark Office to indicate that the Company is the sole owner of the trademarks upon completion of this offering,  registering these trademarks.   Any cost relating to the transfers will come from Working Capital  in the Use of Proceeds narrative.

Government Regulation

Upon completion of the offering, the Company will make application with Department of the Treasury, Alcohol and Tobacco Tax and Trade Bureau (“TTB”)  for a basic Permit to act as a wholesaler of malt beverages (Beer).  Initially, the Company anticipates selling its products primarily in the Midwest, with Illinois, Indiana, Iowa, Michigan, Ohio, Wisconsin and .Kentucky being the initial markets.  The Company will engage a contract brewe who will maintain the federal and state licenses necessary to produce and/or sell the Company’s proposed beer products in the various states.  Each state requires an annual fee and the Company anticipates that if it were to produce and sell beer in the states noted, that the annual registration and licensing fees would be approximately $5,000, based on 2011 fee structures, of which the contract brewer typically pays half the fee.

A federal permit from the TTB allows the Company to distribute and import fermented malt beverages.  To keep these licenses and permits in force, the Company must pay annual fees and submit timely production reports and excise tax returns.  Prompt notice of any changes in the operations, ownership, or company structure must also be made to these regulatory agencies.  The TTB must also approve all product labels, which must include an alcohol use warning.  These agencies require that individuals owning equity securities in aggregate of 10% or more in the Company be investigated as to their suitability.   Any cost, which is not determined at this time, will be expended from working capital balance portion of the use of proceeds.

Because the Company is not actually brewing beer in its own facility and has outsourced that function, it will initially act as a wholesaler and in-turn sell direct to distributors. As sales increase and the Company is confident in future growth, the Company will consider application to the TTB to apply for a permit as an Alternative Brewer.

An Alternative Brewer is one that contracts with a beer production facility and leases out that facility for a period of time where it operates the beer making equipment to produce its beers. An Alternative Brewer brings in its own raw materials and packaging supplies. At such time the owner of the brewing facility is just leasing its premises to the Alternative Brewer.

In 1933, the 21st Amendment to the United States Constitution repealed Prohibition and also gave states the authority to regulate the production, importation, distribution, sale, and consumption of alcohol beverages within their own borders. A new regulatory system known as the Three-Tier System was created. This system was established to eliminate tied-house abuses. "Tied-houses" would no longer exist - instead beer would be sold through independent distributors.

While each state has its own set of laws governing the three-tier system, the separation of the three-tiers by inserting an independent distributor between the brewers and the retailers is a common thread. The three tiers (brewer, distributor, and retailer) are also further separated by other laws and regulations prohibiting suppliers and distributors from having any financial interest or influence with retailers - for example, beer sales on credit are not allowed and consignment sales are banned.

This system has four primary goals:

•	To avoid the overly aggressive marketing and sales practices of the pre- Prohibition era;
•	To generate tax revenues that can be collected efficiently from the beer distribution industry;
•	To facilitate state and local control of alcoholic beverages; and
•	To encourage moderate consumption (temperance).

 The three-tier system allows the states to control alcoholic beverages through licensing. Without the three-tier system, increased government regulation and enforcement efforts would be needed resulting in increased costs.

Certain states have regulations governing the distribution of beer and alcohol from the manufacturer or importer to the end individual consumer. It is generally considered a three-tier structure with the manufacturers (first-tier) of beer selling to independent distributors (second-tier) who in-turn sell to the retail store (third-tier) who in-turn sell to the individual consumer.  Some distribution agreements are governed by individual states’ franchise laws that may differ between states. As a result there may be specific rules and requirements when terminating a distribution agreement with a distributor.  There is movement within the industry to change the status of the first and second tier relationship whereas brewers may acquire distributors to give better control over distribution to larger retail store chains.

The Company will comply with all State and Local laws with regards to licensing and selling beer through local distributors.

The Company plans to operate from the position as a first-tier entity. As a result, the Company will need to contract with independent distributors to represent the company in their selling efforts to subsequently market our planned products to the retail store trade.  As an importer of foreign beers, the Company would be consider as being in the first tier. This Basic Permit would also allow the Company to source its branded beers from foreign brewers.

Cha Cha  Cachaca Co. (Formerly Aventura Beverages, Inc.,) was the prior owner of the Drewrys trademark, and is wholly-owned by the president of the Company, Francis Manzo.  Cha Cha Cachaca Co.  holds a Basic Permit with the Bureau to act as an importer wholesaler of Malt Beverages. The permit numbers, IL-I-15303 and IL-I-15365, were issued in 2010.

As an Alternative Brewer, the Company could take advantage of a lower tax structure for the first 60,000 bbls sold per year.  Currently, the Federal tax rate is $7.00 per bbl. for up to 60,000 bbl. per year and $18.00 per bbl. for over 60,000 bbl. Taxation of alcohol has increased significantly in recent years.

Mission

Drewrys will strive for quality in its budget and craft beer products for consumers. The Company plans on creating a suite of craft and non-craft type beer products for the consumer.

Products

Drewrys plans to create a quality brewed beer for beer drinkers that seek a full body taste at a reasonable price. The Company’s first product will be a Drewrys budget or low-priced beer. Other products in the Company's plans include beers under the Holihan and Canadian Ace trade names and others that may be further developed.

Market Analysis Summary

Drewrys believes the great potential to distribute the product to the consumer is with beer distributors who are well established and trusted with select retailers. The craft and budget beer categories are growing nationally when compared to beers in other subset categories such as import, premium, non-alcoholic, and other malt brewer beverages. Re-introducing the names “DREWRYS” into the Midwest region and “HOLIHAN” in the Atlantic and New England regions could be a benefit in attracting consumers that might remember the name. The “CANADIAN ACE” brand will be initially marketed in the Midwest states after the Company has developed distribution for its Drewrys brand.

Marketing/Promotions

We plan to evaluate a variety of marketing methods, including in store displays, billboards, newspaper, trade shows, and truck signs to reach potential customers.

Competition and Buying Patterns

Competition in the domestic beer industry in concentrated in two large international brewers, Anheuser-Busch InBev and the Miller/Coors joint venture controlling over 80% of the domestic beer market in all product categories. Smaller domestic brewers include Pabst Brewing Company, Samuel Adams Brewing, snd many small craft brewers. Internationally, imported beers are produced by Heineken, Foster, Grupo Modelo, Carlsburg, and other lesser imports. The Company’s brands will compete with all types of beers from all different manufacturers and different styles.

Among the retail businesses, the Company believes competition among brewers tends to be less about products of similar nature and more about shelf space. The Company believes that typical stores have limited display space and devote most of that space to brand name products because they sell quicker. Many larger brewers offer the merchant some form of incentive, either as a discount or through the use of promotional materials. It is the Company's view that in larger stores, with a multitude of offerings, visibility places a big part of customer selection. The Company plans to offer promotional materials and discount incentives to retailers.

The Company believes that one concern among most retail stores is that of product attracting consumer acceptance. In general, it is the Company’s belief that the retailer requires the small brewer to have a distribution system in place to ensure timely deliveries of the product. Failure to fulfill these contracts can result in loss of exposure and loss of access to the customers and the Company believes can be one of the leading causes of failure among start-up craft beers.

Strategy and Implementation Summary

Drewrys believes that in order to market to the beer distributor wholesaler, and then to the retailer, the Company will need to start in one geographical area. Since the Company is based in Illinois, the Company would target the beer distributors/wholesalers within the Midwestern and Eastern part of the United States which include all the states in the New England region, New York, Pennsylvania, Ohio Michigan, Indiana and Illinois. The Company will work indirectly with the retailer to understand their in-store marketing techniques and promotions. The Company anticipates that it will work with the local in-store employees to provide these promotions to their customers. The beer distributors wholesalers will be critical in reaching the retailers to sell our product to the consumers.

Competitive Positioning

The Company plans to be competitive in our market by making sure our product is good tasting and provides value to the consumer  A reasonable price at the store is critical in attracting a consumer to initially buy the product initially. In addition, Drewrys plans to create other lower-priced, craft and non-craft beer brands. According to the Company's research, it is the Company's believes that there are other long established and no longer produced brand names available in which to trademark various different types and classed of beers.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: "believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Drewrys plans to create and market a line of craft beer items.  We have not yet generated or realized any revenues from business operations. From inception to March 31, 2011, the company's business operations have primarily been focused on developing our business plan and market research.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

THERE IS NO HISTORICAL FINANCIAL INFORMATION ABOUT US UPON WHICH TO BASE AN EVALUATION OF OUR PERFORMANCE. DREWRYS BREWING COMPANY WAS INCORPORATED IN THE STATE OF NEVADA ON OCTOBER 11, 2010; WE ARE A DEVELOPMENT STAGE COMPANY THE COMPANY WILL DESIGN, DEVELOP, AND MARKET A LINE SPECIALTY CRAFT BEERS FOR THE CONSUMERS MARKET. WE HAVE NOT GENERATED ANY REVENUES FROM OUR OPERATIONS. WE CANNOT GUARANTEE WE WILL BE SUCCESSFUL IN OUR BUSINESS OPERATIONS. OUR BUSINESS IS SUBJECT TO RISKS INHERENT IN THE ESTABLISHMENT OF A NEW BUSINESS ENTERPRISE, INCLUDING THE FINANCIAL RISKS ASSOCIATED WITH THE LIMITED CAPITAL RESOURCES CURRENTLY AVAILABLE TO US FOR THE IMPLEMENTATION OF OUR BUSINESS STRATEGIES (SEE "RISK FACTORS"). TO BECOME VIABLE AND COMPETITIVE, WE MUST DEVELOP AND COMPLETE THE BUSINESS AND MARKETING PLAN, EXECUTE THE PLAN AND ESTABLISH SALES VIA THE BEER DISTRIBUTOR AND WHOLESALER NETWORK WHO IN TURN SELLS TO RETAILERS TO REACH THE CONSUMERS. OUR AUDITORS HAVE EXPRESSED AN OPINION THAT SUBSTANTIAL DOUBT EXISTS AS TO WHETHER WE CAN CONTINUE AS AN ONGOING BUSINESS.

PLAN OF OPERATION

We are a development stage company, incorporated in the State of Nevada on October 11, 2010, as a for-profit company.  We do not have any current business operations and have not generated any revenues to date.  Over the 12 month period starting upon the effective date of this registration statement, the Company anticipates needing at a minimum $8,000 to cover the expenses associated with this offering  and the reporting and other compliance requirements involving being a public company, including transfer agent fees, and administrative expenses.    The Company believes this event is the most critical to our success. The Company estimates that it will take up to six months after this registration statement becomes effective and the costs will be similar to this offering.

This $8,000 of available capital will cover the costs of staying in business, but not expanding or developing our business.  During the 12 months following the completion of this offering assuming the Company raises the full amount. We intend to implement our business plan in two phases at an additional cost of $292,000.  To achieve our anticipated milestones and the projected dates of completion during Phase One, management believes that we will require $75,000  to finance anticipated activities. To achieve our anticipated milestones and the projected dates of completion during Phase Two, management believes that we will require $217,000 to finance anticipated activities.  (Phase One is focused on business development activities and limited production.  Phase Two is focused on additional business development activities commencing with expanded contract brewing and marketing initiatives.)

If the amount raised is less than the $300,000 in this offering, the Company may need to scale down its activities which would be reflected in the amount of beer purchased and in inventory and the production supplies that it would of initially need.

The following table summarizes our anticipated milestones, projected dates of completion and estimated budget allocation for implementing both Phase One and Phase Two of our business development plan.

PHASE ONE - Assuming 25% or $75,000 is Raised in this Offering
Anticipated Milestones	Projected Date of Completion from Close of Offering	Estimated Budget Allocation($)

Complete Product Packaging Design	3 - 6 Months	10,000

Select Contract Brewers and Batch Deposits	3 - 6 Months	25,000

Complete Selection of Consulting Team to assist in Production Strategies	0 - 3 Months	5,000

Arrange for Independent Distributors, Sign Distribution Agreements, Provide Marketing Materials	6 - 9 Months	8,500

Deposits for Product Packaging and Suppliers	3 - 6 Months	15,000

Complete Simple Website	0 - 3 Months	1,500

Licenses and fees	0 - 12 Months	2,000

Total Offering Expenses	Upon completion	8,000

Total Phase One		75,000

PHASE TWO - Assuming more than 25% or $75,000 is raised in this Offering
Anticipated Milestones	Projected Date of Completion	Estimated Budget Allocation($)

MANUFACTURING AND PRODUCTION Complete Finished Goods Inventory of Beer	9 - 12 Months	115,000

MARKETING AND SALES Complete Promotional Materials and Displays	6 - 12 Months	75,000

MANAGEMENT & ADMINISTRATION Engage Independent Agents to Represent Brands in Select Territories, Hire Consultants	6 - 12 Months	20,000

Additional Brand Packaging Development	3 - 12 Months	15,000

Total Phase Two		217,000

There are two major parts to the business plan, the product development strategy (Phase One)and production and marketing strategy (Phase Two). Phase One will be completed if the Company raises at least $75,000 in this offering.  The implementation of Phase Two is dependent on the Company raising the balance of the offering being sought, an additional $225,000, for a total offering of $300,000.  The company plans on using consultants and contract brewers to develop both strategies.  The consultants for prodcution strategies will cost $5,000 and are estimated to take three months to complete.  The product development strategy costs consist of twoconsultants, one in product design and the other, a manufacturing expert.

The Company intends to hire independent brewing industry consultants, and contractors to assist in the development the final beer product based on taste.  The Company believes finding experienced consultants in the beer and beverage industry is critical to ensure the success of the Company's development stage. The Company expects to complete the product development within six  (6) months from this offering. Based on the amount raised in this offering, the Company may hire additional marketing consultants to assist in the sales promotion of the Company’s branded beer products.

If we are able to raise at least $150,000 but not all of the $300,000 in funds from this offering or from other sources as described below in “Liquidity and Capital Resources”, our management believes that we may be able to implement our business plan in its entirety..  In this event, our management will re-examine our business activities to use our resources most efficiently our focus will likely be on spending available funds on assuring that we retain our reporting status as a public company with the SEC, developing our packaging designs, contract brewing, website design, and sales and marketing promotional activities.

If we are unable to raise at least $75,000 in funds, we will not be able to complete all of the milestones in our Phase One plan, and we will prioritize the use of proceeds as set forth in the “Use of Proceeds” discussion.  See “Use of Proceeds.”  If adequate funds are not available, then our ability to expand our business operations may be significantly hindered.  See “—Liquidity and Capital Resources” and “—Going Concern”.

Drewrys has incurred a loss of $13,447 for the period from October 11, 2010 (inception) through September 30,  2011. The Company has not generated any revenue from business operations. All proceeds currently held by the company are the result of the sale of common stock to its officer. The Company does not have any contractual arrangement with our CEO, Mr. Francis Manzo to fund the Company on an on-going basis for either operating capital or a loan. The CEO may elect to fund the Company as he did initially, however there are no assurances that he will in the future.

The Company incurred operating expenses for the period ending September  30, 2011 of $13,447.  It is anticipated that future expenses of $35 for general administrative costs will be incurred for the cost of the registration of this S-1 filing. Since inception, the majority of the company's time has been spent on developing its business plan and conducting industry research, and preparing for a primary financial offering. The loss incurred over the period from inception October 11, 2010 to September  30, 2011 was $13,447.

LIQUIDITY AND CAPITAL RESOURCES

As of the date of this registration statement, we have yet to generate any revenues from our business operations. For the period ended December 31, 2010, Drewrys Brewing Company issued 9,000,000 shares of common stock to our sole officer and director for subscriptions receivable, trademarks, and cash proceeds of $9,000 at $0.01 per share.

At a minimum, we anticipate needing $75,000 to begin limited operations to bring our Drewrys product to market in order to generate revenues. The Company believes this event of raising capital is critical to implement our business plan. The costs associated with this plan includes hiring experience brewing industry consultants expected to cost $5,000. Other funds necessary include $10,000 in order to complete the packaging design of our Drewrys brand $40,000 for actual beer product and packaging supplies, $10,000 for  sales and marketing materials, and $2,000 for general corporate operating purposes which may include licenses and fees. These resources will create a business that will bring our first lower-priced beer product, Drewrys, to market in order to start generating revenues. The working capital expenses are estimated as follows: $8,000 for public company costs that include $1,500 for ‘Edgarization’ fees for SEC filings, $35 for the SEC filing fee, $3,000 for legal, $2,000 for accounting, $1,000 for Blue Sky and Transfer Agent fees, and the balance $465 for miscellaneous office fees.

Currently, the only planned capital expenditures are the public company operating costs. As of September 30, 2011, the Company has no firm commitments for any capital expenditures.

Our business may require additional capital resources that may be funded through the issuance of common stock or of notes payable or other debt arrangements. The Company will explore all financing possibilities and alternatives. Despite our current financial status we believe that we may be able to arrange account receivable financing or “factoring” our customer receivables  in order to further develop our sales efforts.. We anticipate that receipt of such financing may require granting a security interest in the Company, and are willing to grant such interest to secure the necessary funding. This security interest would be UCC1 lien on all of the Company's assets. Any security interest would take preference over equity in a liquidation.

Through inception October 11, 2010 through September  30, 2011 we have not incurred any expenses relating to production. As of September 30,  2011, our financial statements cash balance reflects less than twelve  (12) months of operation.

To date, our monthly cash flow requirement has been minimal (less than $1,500), including only professional and administrative fees relating to start-up and SEC filings. We have been able to keep our monthly cash flow requirement low for two reasons. First, our sole officer has agreed not to draw a salary until the  Company has raised $500,000 of cash in either equity or debt for working capital or has at least $500,000 in revenues. Second, we have been able to keep our operating expenses to a minimum by operating in space owned by our sole officer and are only paying the direct expenses associated with our business operations.

We believe managing costs is very important to our success, especially under the current economic times.

Given our low monthly cash flow requirement and the compensation arrangement with our sole officer, management believes that, while our auditors have expressed substantial doubt about our ability to continue as a going concern, and assuming that we do not commence our anticipated operations until sufficient financial resources are available, we believe we will be able to meet our obligations for at least the next twelve months.

If the Company raises less than $8,000 in this offering, it may not be able to survive as a public company as the  costs of being considered a public are expected to be $8,000 at a minimum.

After this offering, we may seek additional financing through means such as equity offerings, borrowings from institutions and/or private individuals. We estimate the costs with additional equity offerings will be similar to this offering, however we are uncertain as to the costs with loans because we have not entered into any of those types of arrangements. Even if we sell all shares offered through this registration statement, we expect that we may seek additional financing in the future.

However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that we may be required to seek protection from creditors under applicable bankruptcy laws.

The Company has not entered into any contractual obligations or commitment agreements.

MANAGEMENT

OFFICER AND DIRECTOR

Our sole officer and director will serve until his successor is elected and qualified.  Our officer is elected by the board of directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our President, Secretary, Treasurer, Principal Executive Officer, Principal Financial Officer, and sole member of the Board of Directors is set forth below:

Name and Address	Age	Position(s)

Francis Manzo 5402 Brittany Drive McHenry IL 60050	56	President, Secretary, Treasurer, Principal Executive Officer, Chief Finncial Officer Principal Financial Officer, and sole member of the Board of Directors

The person named above has held his offices/positions since the inception of our company and is expected to hold his offices/positions until the next annual meeting of our stockholders.

BACKGROUND OF OFFICER AND DIRECTOR

Mr. Francis Manzo, President, Secretary, Treasurer, Principal Executive Officer, Sole Member of the Board of Directors, Chief Financial Officer, and Principal Accounting Officer. Mr. Manzo brings experience in the operations of a small-cap publicly traded US company to Drewrys.  In addition, Mr. Manzo has extensive experience in food, consumer products and retail grocery operations.

Mr. Manzo is currently the sole owner and Managing Principal of Appletree Capital Ltd., a position he has held since March 2005. Appletree Capital Ltd. is a private investment and business consulting firm that incubates small business and is based in Mc Henry, Illinois.

Mr. Manzo is president of Metrecal Nutrition, Inc., and a position he has held since May 2010. Metrecal Nutrition is engaged in the meal replacement and nutritional beverage and food business.

Mr. Manzo is president of Manor House Coffee Company a position he has held since March, 2010. Manor House Coffee Company is engaged in the marketing of coffee in consumer sizes for retail stores.

Mr. Manzo is president of Wintree Energy Corporation a position he has held since October, 2008.  Wintree Energy holds interest in certain oil and gas producing and non-producing properties in Oklahoma and Texas.

Mr. Manzo was president of Aventura Equities, Inc. (formerly Winsted Holdings, Inc.), a publicly-traded company (”AVNE”), a position he held from June, 2007 until February, 2010.  Mr. Manzo joined Aventura Equities to assist it in resuming its reporting obligations under the SEC rules but the company was ultimately unable to file its delinquent reports.  Ultimately, Aventura Equities filed a Form 15, suspending its obligation to file periodic reports with the SEC.

Mr. Manzo is president of Cha Cha Cachaca Co.  (formerly Aventura Beverages, Inc.) which is currently developing a Brazilian Rum (Cachaca) for import into the US. Aventura Beverages is not related by ownership or control to Aventura Equities, Inc. other than having a similar name.

From 1985 to 2010, Mr. Manzo was president of Byers Food Company which marketed and imported consumer foods. Byers Food was acquired by Aventura Equities, Inc.in 2008.

From 1998 to 2005, Mr. Manzo was president of High-Low Foods, Inc., which operated a retail grocery business in Northern Illinois.

Mr. Manzo was also president of QVP Brands, Inc. a household cleaning products marketer from 1985 to 1998.

Mr. Manzo received a B.S. degree in Business Administration from Lewis University in 1979.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has not established any committees, including an Audit Committee, a Compensation Committee, a Nominating Committee or any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Because we do not have any independent directors, our Board of Directors believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.

When we are able to expand our Board of Directors to include one or more independent directors, we intend to establish an Audit Committee of our Board of Directors.

WE DO NOT HAVE ANY INDEPENDENT DIRECTORS AND WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

Federal legislation has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although we have adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officer and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

CODE OF BUSINESS CONDUCT AND ETHICS

In February 2010 we adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our President, Secretary, Treasurer, Principal Executive Officer, Principal Financial Officer, and sole member of the Board of Directors and persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote

•	honest and ethical conduct,

•	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

•	compliance with applicable laws, rules and regulations,

•	the prompt reporting violation of the code, and

•	accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to this Form S-1 filing.  Any person desiring a copy of the Code of Business Conduct and Ethics, can obtain one by going to www.sec.gov and looking at the attachments to this Form S-1.

CERTAIN TRANSACTIONS AND RELATED TRANSACTIONS

The Company issued 9,000,000 shares of its common stock, in restricted form, to its president, sole officer and director, Francis Manzo, in exchange for subscriptions receivable, trademarks and cash proceeds of $9,000 at $0.001 per share.  Trademarks owned by the president,or entities owned by him, were transferred to the Company at his cost ($560) as part of his capital contribution.

EXECUTIVE COMPENSATION

Francis Manzo will not be taking any compensation until the Company has raised $500,000 of cash in either equity or debt for working capital or has at least $500,000 in revenues.  The Company has no formal employment agreement with Mr. Manzo and the loss of his services would seriously harm the company and its proposed operations.

SUMMARY OF COMPENSATION

We did not pay any salaries in 2010 or 2011 to date. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no stock option plans, retirement, pension, or profit sharing plans for the benefit of any officer or director other than as described herein.

SUMMARY COMPENSATION TABLE

The following table provides certain summary information concerning cash and certain other compensation we paid to our Chief Executive Officer for the fiscal year ending December 31, 2010.

Non-
					Non-Equity	Qualified
					Incentive	Deferred
			Stock	Option	Plan	Compensation	All Other
Name &	Fiscal	Salary	Bonus	Award(s)	Award(s)	Earnings	Compensation	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)

Francis Manzo Chief Executive Officer	2010	0	-	-	-	-	-	0

DIRECTOR COMPENSATION

Mr. Manzo, the sole member of our Board of Directors, is also our sole executive officer. We do not pay fees to any director, however we will reimburse any director for out-of-pocket expenses incurred with board meetings.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans including options and SARs that provide compensation intended to serve as incentive for performance.

EMPLOYMENT AGREEMENTS

At this time, Drewrys has not entered into any employment agreement with our sole officer and director.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.

The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

		Number of	Percentage
Title of Class	Name	Shares Owned	of Shares(1)

Shares of Common Stock	Francis Manzo (2) 5402 Brittany Drive McHenry, IL 60050	9,000,000	100%
__________________

(1)              Based on 9,000,000 shares outstanding as of September 30, 2011.

(2)              The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, Mr. Manzo is the only "parent" and "promoter" of the company.

During the period ended December 31, 2010, a total of 9,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers' transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control our company after the offering, investors in this offering will be unable to change the course of our operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

The company is hereby registering 3,000,000 of its common shares, in addition to the 9,000,000 shares currently issued and outstanding. The price per share is $0.10 (please see "Plan of Distribution" below).

The 9,000,000 shares currently issued and outstanding were acquired by our sole officer and director during the period ended December 31, 2010. We issued a total of 9,000,000 common shares for consideration of $9,000, which was accounted for as a purchase of common stock.

DESCRIPTION OF SECURITIES

In the event the company receives payment for the sale of their shares, Drewrys will receive all of the proceeds from such sales. Drewrys is bearing all expenses in connection with the registration of the shares of the Company.

COMMON STOCK

The authorized common stock is seventy-five million (75,000,000) shares with a par value of $.001 for an aggregate par value of seventy-five thousand dollars ($75,000).

Common Stock has the following rights:

*     have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

*     are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

*    do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

*    and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our common stock securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, and assuming all 3,000,000 shares being offered are sold, present stockholders will own approximately 75% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

REPORTING

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the  Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, Drewrys will act as its own transfer agent.

STOCK OPTION PLAN

The Board of Directors of Drewrys has not adopted a stock option plan ("Stock Option Plan"). The company has no plans to adopt a stock option plan but may choose to do so in the future. If such a plan is adopted, this plan may be administered by the board or a committee appointed by the board (the "Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted. Drewrys may develop an incentive based stock option plan for its officer and director and may reserve up to 10% of its outstanding shares of common stock for that purpose.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by McDowell Odom LLP.

EXPERTS

Our financial statements have been audited for the period ending December 31, 2010 by Lake & Associates CPA's, LLC, as set forth in their report included in this prospectus.  Their report is given upon their authority as experts in accounting and auditing.

Drewrys Brewing Company
(A Development Stage Company)
Index to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Drewrys Brewing Company

We have audited the accompanying balance sheet of Drewrys Brewing Company (a development stage enterprise) (the “Company”) as of December 31, 2010 and the related statements of operations, stockholders’ equity/(deficit), and cash flows for the period from October 11, 2010 (inception) through December 31, 2010. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Drewrys Brewing Company (a Nevada corporation) as of December 31, 2010 and the results of its operations and its cash flows for the period October 11, 2010 (inception) through December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed further in Notes 1 and 6, the Company has been in the development stage since its inception (October 11, 2010) and continues to incur significant losses. The Company's viability is dependent upon its ability to obtain future financing and the success of its future operations. These factors raise substantial doubt as to the Company's ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Lake & Associates CPA’s LLC
Lake & Associates CPA’s LLC
Schaumburg, Illinois
March 29, 2011

1905 Wright Boulevard
Schaumburg, IL 60193

Phone: 847-524-0800
Fax: 847-524-1655

DREWRYS BREWING COMPANY
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
DECEMBER 31, 2010

ASSETS
As of
December 31, 2010
CURRENT ASSETS:
Cash and equivalents	$100
Total Current Assets	100

OTHER ASSETS:
Trademarks	560
Label Designs	500
Total Other Assets	1,060

Total Assets	$1,160

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$6,950
Total Liabilities	6,950

STOCKHOLDERS' EQUITY (DEFICIT):
Common stock , par value $.001; 75,000,000 shares authorized;
9,000,000 shares issued as of October 31, 2010	$9,000
Subscription receivable	(6,450)
Additional paid in capital	59
Deficit accumulated during the development stage	(8,399)
Total Stockholders' Equity/(Deficit)	(5,790)

Total Liabilities and Stockholders' Equity/(Deficit)	$1,160

The accompanying notes are an integral part of these statements.

DREWRYS BREWING COMPANY
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
For the period from Inception to December 31, 2010

For the period
from Inception
(October 11, 2010)
to December 31, 2010

REVENUES	$-

EXPENSES
General and Administrative	399
Professional Fees	8,000
Total Operating Expenses	8,399

Income (Loss) Before Income Taxes	(8,399)

Provision for Income Taxes	-

Net (loss)	$(8,399)

Basic and diluted net loss per common share	**

Weighted average number of common shares outstanding	9,000,000

** Less than $.01

The accompanying notes are an integral part of these statements.

DREWRYS BREWING COMPANY
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY/(DEFICIT)
For the period from Inception to December 31, 2010

				Additional	Accumulated	Total
	Common Stock		Subscription	Paid in	(Deficit) During	Stockholders'
Par Value of $0.001	Shares	Amount	Receivable	Capital	Development Stage	Equity/(Deficit)

Inception - October 11, 2010	-	$-		$-	$-	$-

Common shares issued to founder for
subscription agreement on October 11, 2010	9,000,000	9,000	(9,000)	-	-	-

Capital contribution	-	-	-	59	-	59

Payments on subscription receivable	-	-	2,550	-	-	2,550

Loss for the period from inception on October 11,
2010 to December 31, 2010	-	-	-	-	(8,399)	(8,399)

Balance at December 31, 2010	9,000,000	$9,000	$(6,450)	$59	$(8,399)	$(5,790)

The accompanying notes are an integral part of these statements.

DREWRYS BREWING COMPANY
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
For the period from Inception to December 31, 2010

For the period
from Inception
(October 11, 2010)
to December 31, 2010
OPERATING ACTIVITIES:
Net loss	$(8,399)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Increase/(decrease) in accounts payable	6,950

Net cash used in operating activities	(1,449)

INVESTING ACTIVITIES:
Acquisition of trademarks	(560)
Acquisition of label designs	(500)

Net cash provided by (used in) investing activities	(1,060)

FINANCING ACTIVITIES:
Payments on subscription agreement	2,550
Capital contribution	59

Net cash provided by (used in) financing activities	2,609

NET INCREASE IN CASH	100

CASH BEGINNING BALANCE	-

CASH ENDING BALANCE	$100

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Taxes paid	$-
Interest paid	$-

NONCASH TRANSACTIONS AFFECTING OPERATING,
INVESTING, AND FINANCING ACTIVITIES:
Issuance of common stock for subscription agreement	$9,000

The accompanying notes are an integral part of these statements.

Drewrys Brewing Company
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
(DECEMBER 31, 2010)

NOTE 1.   GENERAL ORGANIZATION AND BUSINESS

Drewrys Brewing Company is a development stage company, incorporated in the State of Nevada on, October 11, 2010, to develop and market a line of low-priced and craft beers. The intent is to provide consumers with malt beverages that appeal to their price point.

Drewrys‘ plan is to sell wholesale only, targeting select regional wholesalers and distributors in the Midwest and Atlantic/New England regions.

Through December 31, 2010 the Company was in the development stage and has not carried on any significant operations and has generated minimal revenues.  The Company had incurred a loss due to professional fees accrued since inception. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. These matters, among others, raise substantial doubt about the ability of the Company to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Accounting Basis

The Company is currently a development stage enterprise reporting under the provisions of Accounting Standards Codification ("ASC") 915 "Development Stage Entities".  These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

For the purpose of the financial statements cash equivalents include all highly liquid investments with maturity of three months or less.

Drewrys Brewing Company
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
(DECEMBER 31, 2010)
(continued)

Earnings (Loss) per Share

The basic earnings (loss) per share are calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares outstanding during the year. The diluted earnings (loss) per share are calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. There are no diluted shares outstanding for any periods reported.

Dividends

The Company has not adopted any policy regarding payment of dividends.  No dividends have been paid during the periods shown, and none are contemplated in the near future.

Income Taxes

The Company adopted FASB ASC 740, Income Taxes, at its inception. Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates are recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. No deferred tax assets or liabilities were recognized as of December 31, 2010.

Professional Fees

The Company will expense professional fees as incurred. The professional fees for the period ending December 31, 2010 was $8,000.00.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Drewrys Brewing Company
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
(DECEMBER 31, 2010)
(continued)

Revenue and Cost Recognition

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Property

The company does not own any real estate or other properties. The company's office is located 5402 Brittany Drive, McHenry Illinois 60050. Our contact number is 815- 575-4815. The business office is located at the home of Francis Manzo, the CEO of the company at no charge to the company.

Recently Issued Accounting Pronouncements

The Company has adopted all recently issued accounting pronouncements. The adoption of the accounting pronouncements, including those not yet effective, is not anticipated to have a material effect on the financial position or results of operations of the Company.

Intangible Assets

The Company evaluates the recoverability of identifiable intangible assets whenever events or changes in circumstances indicate that an intangible asset’s carrying amount may not be recoverable.  There was no impairment loss for the period from October 11, 2010 (inception) to December 31, 2010.

Fair value of Financial Instruments

The Company considers that the carrying amount of financial instruments, including accounts payable, approximate fair value because of the short maturity of these instruments.

Related Parties

Related parties, which can be a corporation, individual, investor or another entity are considered to be related if the party has the ability, directly or indirectly, to control the other party or exercise significant influence over the Company in making financial and operation decisions.  Companies are also considered to be related if they are subject to common control or common significant influence.  The Company has these relationships.

Subsequent Events

We evaluated subsequent events through the date and time our financial statements were issued.

Drewrys Brewing Company
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
(DECEMBER 31, 2010)
(continued)

NOTE 3.   INCOME TAXES

The Company provides for income taxes under ASC Topic 740 which requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

ASC Topic 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company's opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Details for the period ending December 31, 2010:

Income tax expense (asset) at statutory rate	$(2,856)
Valuation allowance	2,856

Income tax expense per books	$0

Net deferred tax asset consists of the following components:

NOL Carryover	$8,399
Valuation allowance	(8,399)

Net deferred tax asset	$0

The Company has filed no income tax returns since inception.

At December 31, 2010, the Company had estimated net loss carry forwards of approximately $8,400 which expire through its tax year ending 2030. Utilization of these net operating loss carry forwards may be limited in accordance with IRCD Section 3.82 in the event of certain shifts in ownership.

NOTE 4.   STOCKHOLDERS' EQUITY

Common Stock

There are 75,000,000 Common Shares at $0.001 par value authorized with 9,000,000 Issued and Outstanding as of December 31, 2010. These shares were issued to the sole officer and director of the Company.

NOTE 5.   RELATED PARTY TRANSACTIONS

The officer and director of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the  resolution of such conflicts.

Drewrys Brewing Company
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
(DECEMBER 31, 2010)
(continued)

NOTE 6.   GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period October 11, 2010 through December 31, 2010 the Company has had a net loss of $8,399 to date due to professional and other fees paid. As of December 31, 2010, the Company has not emerged from the development stage. In view of these matters, recoverability of any asset amounts shown in the accompanying financial statements is dependent upon the Company's ability to begin operations and to achieve a level of profitability. Since inception, the Company has financed its activities principally from the sale of equity securities. The Company intends on financing its future development activities and its working capital needs largely from loans and the sale of public equity securities with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.

NOTE 7.   TRADEMARKS AND LABEL DESIGNS

The Company owns trademarks and label designs for its’ various brands of beer. These costs provide future benefit to the Company and are considered to have an infinite life at this time. The life of these assets will be re-evaluated when they are placed into service.

The trademarks were purchased from Francis Manzo, Chief Executive Officer of Drewrys (a related party), for $560.  The label designs were acquired for $500 from a third party.  The intangible assets above are being valued at cost, and are not considered to be impaired at this time.

DREWRYS BREWING COMPANY
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

ASSETS
	As of	As of
	September 30, 2011	December 31, 2010
	(Unaudited)	(Audited)
CURRENT ASSETS:
Cash and equivalents	$100	$100
Total Current Assets	100	100

OTHER ASSETS:
Trademarks	560	560
Label Designs	500	500
Total Other Assets	1,060	1,060

Total Assets	$1,160	$1,160

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$10,098	$6,950
Total Liabilities	10,098	6,950

STOCKHOLDERS' EQUITY (DEFICIT):
Common stock , par value $.001; 75,000,000 shares authorized;
9,000,000 shares issued as of September 30, 2011 and December 31, 2010	$9,000	$9,000
Subscription receivable	(4,550)	(6,450)
Additional paid in capital	59	59
Deficit accumulated during the development stage	(13,447)	(8,399)
Total Stockholders' Equity/(Deficit)	(8,938)	(5,790)

Total Liabilities and Stockholders' Equity/(Deficit)	$1,160	$1,160

The accompanying notes are an integral part of these statements.

DREWRYS BREWING COMPANY
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
(Unaudited)

	For the	For the	For the period
	three month	nine month	from Inception
	period ended	period ended	(October 11, 2010)
	September 30, 2011	September 30, 2011	to September 30, 2011

REVENUES	$-	$-	$-

EXPENSES
General and Administrative	1,293	3,548	3,947
Professional Fees	500	1,500	9,500
Total Operating Expenses	1,793	5,048	13,447

Income (Loss) Before Income Taxes	(1,793)	(5,048)	(13,447)

Provision for Income Taxes	-	-	-

Net (loss)	$(1,793)	$(5,048)	$(13,447)

Basic and diluted net loss per common share	**	**

Weighted average number of common shares outstanding	9,000,000	9,000,000

** Less than $.01

The accompanying notes are an integral part of these statements.

DREWRYS BREWING COMPANY
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY/(DEFICIT)
(Unaudited)

				Additional	Accumulated	Total
		Common Stock	Subscription	Paid in	(Deficit) During	Stockholders'
Par Value of $0.001	Shares	Amount	Receivable	Capital	Development Stage	Equity/(Deficit)

Inception - October 11, 2010	-	$-	$-	$-	$-	$-

Common shares issued to founder for
subscription agreement on October 11, 2010	9,000,000	9,000	(9,000)	-	-	-

Capital contribution	-	-	-	59	-	59

Payments on subscription receivable	-	-	2,550	-	-	2,550

Loss for the period from inception on October 11,
2010 to December 31, 2010	-	-	-	-	(8,399)	(8,399)

Balance at December 31, 2010	9,000,000	9,000	(6,450)	59	(8,399)	(5,790)

Payments on subscription receivable	-	-	1,900	-	-	1,900

Loss for the period	-	-	-	-	(5,048)	(5,048)

Balance at September 30, 2011	9,000,000	$9,000	$(4,550)	$59	$(13,447)	$(8,938)

The accompanying notes are an integral part of these statements.

DREWRYS BREWING COMPANY
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
(Unaudited)

	For the	For the period
	nine month	from Inception
	period ended	(October 11, 2010)
	September 30, 2011	to September 30, 2011
OPERATING ACTIVITIES:
Net loss	$(5,048)	$(13,447)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Increase/(decrease) in accounts payable	3,148	10,098

Net cash used in operating activities	(1,900)	(3,349)

INVESTING ACTIVITIES:
Acquisition of trademarks	-	(560)
Acquisition of label designs	-	(500)

Net cash provided by (used in) investing activities	-	(1,060)

FINANCING ACTIVITIES:
Payments on subscription agreement	1,900	4,450
Capital contribution	-	59

Net cash provided by (used in) financing activities	1,900	4,509

NET INCREASE IN CASH	-	100

CASH BEGINNING BALANCE	100	-

CASH ENDING BALANCE	$100	$100

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Taxes paid	$-	$-
Interest paid	$-	$-

NONCASH TRANSACTIONS AFFECTING OPERATING,
INVESTING, AND FINANCING ACTIVITIES:
Issuance of common stock for subscription agreement	$-	$9,000

The accompanying notes are an integral part of these statements.

Drewrys Brewing Company
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
(SEPTEMBER 30, 2011)

NOTE 1.   GENERAL ORGANIZATION AND BUSINESS

Drewrys Brewing Company (“the Company”) is a development stage company, incorporated in the State of Nevada on, October 11, 2010, to develop and market a line of low-priced and craft beers. The intent is to provide consumers with malt beverages that appeal to their price point.

Drewrys’ plan is to sell wholesale only, targeting select regional wholesalers and distributors in the Midwest and Atlantic/New England regions.

The Company’s fiscal year ends on December 31st.

Through September 30, 2011 the Company was in the development stage and has not carried on any significant operations and has generated no revenues.  The Company had incurred a loss due to professional and administrative fees accrued since inception. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. These matters, among others, raise substantial doubt about the ability of the Company to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Basis of Presentation

The unaudited financial statements included in this report have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission for interim reporting and include all adjustments (consisting only of normal recurring adjustments) that are, in the opinion of management, necessary for a fair presentation.  These financial statements have not been audited.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations for interim reporting.  The Company believes that the disclosures contained herein are adequate to make the information presented not misleading.  These financial statements should be read in conjunction with the financial statements and notes thereto for the year ended December 31, 2010 included in the Company’s Registration Statement on Form S-1.  The financial data for the nine month period presented may not necessarily reflect the results to be anticipated for the complete year ended December 31, 2011.

Accounting Basis

The Company is currently a development stage enterprise reporting under the provisions of Accounting Standards Codification ("ASC") 915 "Development Stage Entities".  These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

For the purpose of the financial statements cash equivalents include all highly liquid investments with maturity of three months or less.

Drewrys Brewing Company
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
(SEPTEMBER 30, 2011)
(continued)

Earnings (Loss) per Share

The basic earnings (loss) per share are calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares outstanding during the year. The diluted earnings (loss) per share are calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. There are no diluted shares outstanding for any periods reported.

Dividends

The Company has not adopted any policy regarding payment of dividends.  No dividends have been paid during the periods shown, and none are contemplated in the near future.

Income Taxes

The Company adopted FASB ASC 740, Income Taxes, at its inception. Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates are recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. No deferred tax assets or liabilities were recognized as of September 30, 2011.

Professional Fees

The Company will expense professional fees as incurred. The professional fees for the period ending September 30, 2011 were $500.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Drewrys Brewing Company
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
(SEPTEMBER 30, 2011)
(continued)

Revenue and Cost Recognition

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Property

The company does not own any real estate or other properties. The company's office is located 5402 Brittany Drive, McHenry Illinois 60050. Our contact number is 815- 575-4815. The business office is located at the home of Francis Manzo, the CEO of the company at no charge to the company.

Recently Issued Accounting Pronouncements

The Company has adopted all recently issued accounting pronouncements. The adoption of the accounting pronouncements, including those not yet effective, is not anticipated to have a material effect on the financial position or results of operations of the Company.

Intangible Assets

The Company evaluates the recoverability of identifiable intangible assets whenever events or changes in circumstances indicate that an intangible asset’s carrying amount may not be recoverable.  There was no impairment loss for the quarter ending September 30, 2011.

Fair value of Financial Instruments

The Company considers that the carrying amount of financial instruments, including accounts payable, approximate fair value because of the short maturity of these instruments.

Related Parties

Related parties, which can be a corporation, individual, investor or another entity are considered to be related if the party has the ability, directly or indirectly, to control the other party or exercise significant influence over the Company in making financial and operation decisions.  Companies are also considered to be related if they are subject to common control or common significant influence.  The Company has these relationships.

Subsequent Events

We evaluated subsequent events through the date and time our financial statements were issued.

Drewrys Brewing Company
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
(SEPTEMBER 30, 2011)
(continued)

NOTE 3.   INCOME TAXES

The Company provides for income taxes under ASC Topic 740 which requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

ASC Topic 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company's opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Details for the period ending September 30, 2011:

Income tax expense (asset) at statutory rate	$(4,572)
Valuation allowance	4,572

Income tax expense per books	$0

Net deferred tax asset consists of the following components:

NOL Carryover	$13,447
Valuation allowance	(13,447)

Net deferred tax asset	$0

At September 30, 2011, the Company had estimated net loss carry forwards of approximately $13,400 which expire through its tax year ending 2031. Utilization of these net operating loss carry forwards may be limited in accordance with IRCD Section 3.82 in the event of certain shifts in ownership.

NOTE 4.   STOCKHOLDERS' EQUITY

Common Stock

There are 75,000,000 Common Shares at $0.001 par value authorized with 9,000,000 Issued and Outstanding as of September 30, 2011. These shares were issued to the sole officer and director of the Company.

NOTE 5.   RELATED PARTY TRANSACTIONS

The officer and director of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Drewrys Brewing Company
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
(SEPTEMBER 30, 2011)
(continued)

NOTE 6.   GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period October 11, 2010 through September 30, 2011 the Company has had a net loss of $13,447 to date due to professional and other fees incurred. As of September 30, 2011, the Company has not emerged from the development stage. In view of these matters, recoverability of any asset amounts shown in the accompanying financial statements is dependent upon the Company's ability to begin operations and to achieve a level of profitability. Since inception, the Company has financed its activities principally from the sale of equity securities. The Company intends on financing its future development activities and its working capital needs largely from loans and the sale of public equity securities with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.

NOTE 7.   TRADEMARKS AND LABEL DESIGNS

The Company owns trademarks and label designs for its’ various brands of beer. These costs provide future benefit to the Company and are considered to have an infinite life at this time. The life of these assets will be re-evaluated when they are placed into service.

The trademarks were purchased from Francis Manzo, Chief Executive Officer of Drewrys (a related party), for $560.  The label designs were acquired for $500 from a third party.  The intangible assets above are being valued at cost, and are not considered to be impaired at this time.

PART II.  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 9.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

SEC Filing Fee and Printing	$100	*
Legal Services	5,000
Accounting and Audit	3,000
Transfer Agent	500	*

TOTAL	$8,600

* estimate

ITEM 10.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

To the fullest extent permitted by the Nevada Business Corporation Act  and pursuant to the Company’s Amended and Restated Bylaws, Article X – Indemnification, the Corporation shall indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit or proceeding by reason of  the fact that such person (i) is or was a director of the Corporation; (ii) is or was serving at the request of the Corporation as a director of another corporation, provided that such person is or was at the time a director of the Corporation; or (iv)is or was serving at the request of the Corporation as an officer of another Corporation, provided that such person is or was at the time a director of the corporation or a director of such other corporation, serving at the request of the Corporation. Unless otherwise expressly prohibited by the Nevada Business Corporation Act, and except as otherwise provided in the previous sentence, the Board of Directors of the Corporation shall have the sole and exclusive discretion, on such terms and conditions as it shall determine, to indemnify, or advance expenses to, any person made, or threatened to be made, a  party to any action, suit, or proceeding by reason of the fact such person is or was an officer, employee or agent of the Corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Article X of our Amended and Restated Bylaws provide for the indemnification of our directors and officers to the  fullest extent permitted by the Nevada Business Corporation Act.  We are not,  however, required to indemnify any director or officer in connection with any  (a) willful misconduct or (b) a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder toward or on behalf of us in the performance of his or his duties as a director  or officer. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

We have been advised that, in the opinion of the SEC, any indemnification for liabilities arising under the Securities Act of 1933 is against public policy, as expressed in the Securities Act, and is, therefore, unenforceable.

ITEM 11.    RECENT SALES OF UNREGISTERED SECURITIES

(a)          Prior sales of common shares

Drewrys Brewing Company is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001. For the period ended December 31, 2010, we had issued 9,000,000 common shares to our sole officer and director for a total consideration of $9,000. The issuance of the shares was made to the sole officer and director of the Company and an individual who is a sophisticated and accredited investor, therefore, the issuance was exempt from registration of the
 Securities Act of 1933 by reason of Section 4 (2) of that Act.

Drewrys Brewing Company is not listed for trading on any securities exchange in the United States, and there has been no active market in the United States or elsewhere for the common shares.

During the past year, Drewrys Brewing Company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

For the period ended December 31, 2010, Drewrys Brewing Company issued 9,000,000 shares of common stock to the sole officer and director for cash proceeds of $2,550 and subscription receivable of $6,450 at 0.001 per share.

ITEM 12.    EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.	DOCUMENT DESCRIPTION

3.1	Articles of Incorporation of Drewrys Brewing Company

3.2	Amended and Restated Bylaws of Drewrys Brewing Company

4.1	Specimen Stock Certificate of Drewrys Brewing Company

5.1	Opinion of Counsel*

10.1	Bill of Sale*

10.2	Bill of Sale*

10.3	Bill of Sale*

14.1	Code of Business Conduct and Ethics

23.1	Consent of Accountants*

23.2	Consent of Counsel (included in Exhibit 5.1)

99.1	Subscription Documents and Procedure of Drewrys Brewing Company
_________________

* Filed herewith

(B)              DESCRIPTION OF EXHIBITS

EXHIBIT 3.1	Articles of Incorporation of Drewrys Brewing Company

EXHIBIT 3.2	Amended and Restated Bylaws of Drewrys Brewing Company

EXHIBIT 4.1	Specimen Stock Certificate of Drewrys Brewing Company

EXHIBIT 5.1	Opinion of Counsel.

EXHIBIT 10.1	Bill of Sale

EXHIBIT 10.2	Bill of Sale

EXHIBIT 10.3	Bill of Sale

EXHIBIT 14.1	Code of Business Conduct and Ethics.

EXHIBIT 23.1	Consent of Accountants

EXHIBIT 23.2	Consent of Counsel (included in Exhibit 5.1)

EXHIBIT 99.1	Subscription Documents and Procedure of Drewrys Brewing Company

3,000,000 SHARES OF COMMON STOCK

DREWRYS BREWING COMPANY

_____________________________________________________

PROSPECTUS

___________________________________________________

Dealer Prospectus Delivery Obligation

Until ( insert date ), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ITEM 13.    UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4.           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on this Form S-1. Furthermore, the registrant has authorized this registration statement and has duly caused this Form S-1 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McHenry, IL 60050, on this 5th day of March, 2012.

Drewrys Brewing Company

/s/ Francis Manzo
     Francis Manzo
     President, Principal Executive Officer,
     Chief Executive Officer,
     Sole Member of the Board of Directors
     Chief Financial Officer, Treasurer,
     Principal Accounting Officer and Secretary

POWER OF ATTORNEY

Know all men by these present, that each person whose signature appears below constitutes and appoints Francis Manzo, as agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.  Pursuant to the requirements of the Securities Act of 1933, this Form S-1 registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Francis Manzo	Dated: March 5, 2012
Francis Manzo
President, Principal Executive Officer, Chief Executive Officer, Sole Member of the Board of Directors
Chief Financial Officer, Treasurer,
Principal Accounting Officer, and
Secretary